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                                                                    Exhibit (2)




                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of February 3 , 1995, by and among ONEOK Gas Marketing Company, a Delaware corporation ("ONEOK Marketing" or the "Surviving Corporation"); ONEOK Inc., a Delaware corporation and sole shareholder of ONEOK Marketing ("ONEOK"); Ward Gas Services, Inc., an Oklahoma corporation ("Ward Services"); Ward Petroleum Corporation, an Oklahoma corporation and sole shareholder of Ward Services ("Ward"); Comanche Gas Marketing Company, an Oklahoma corporation ("Comanche"); James Christopher Walters, Jr. and LaVonne Diane Walters, as Trustees of the James Christopher Walters, Jr. Trust dated August 3, 1983, sole shareholder of Comanche (the "Walters Trust").

         WITNESSETH:

         WHEREAS, it is the desire of ONEOK to acquire Ward Services and Comanche through a merger with and into its wholly-owned subsidiary, ONEOK Marketing;

         WHEREAS, it is the desire of Ward and the Walters Trust that ONEOK acquire Ward Services and Comanche through such merger; and

         WHEREAS, in order to carry out the foregoing objectives, ONEOK, Ward and Walters desire to enter into this Agreement to merge Ward Services and Comanche into ONEOK Marketing.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree as follows:

I.       Terms of the Merger.

         A. The Merger. Pursuant to the terms and provisions of this Agreement, the Delaware General Corporation Act (the "Delaware Corporate Law") and the Oklahoma General Corporation Act (the "Oklahoma Corporate Law"), Ward Services and Comanche shall merge with and into ONEOK Marketing (the "Merger").

         B. Merging Corporations. Ward Services and Comanche shall be the merging corporations under the Merger and their corporate identities and existence, separate and apart from ONEOK Marketing, shall cease upon consummation of the Merger.

         C. Surviving Corporation. ONEOK Marketing shall be the surviving corporation in the Merger. No change in the certificate of incorporation, bylaws, directors or officers of ONEOK Marketing shall be effected by the Merger.
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         D.      Effect of Merger.  The Merger shall have all of the effects provided by the Delaware Corporate Law and the Oklahoma Corporate Law. It is the understanding of the parties that the Merger shall constitute a reorganization within the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         E.      Consideration.

         1. ONEOK has reserved 330,000 shares of its authorized but unissued shares of its common stock, without par value, (the "Common Stock"), for the purpose of the transactions contemplated by this Agreement and shall cause such shares to be transferred to ONEOK Marketing on or before the Closing Date. Between the date of this Agreement and the Closing, as hereinafter defined, ONEOK shall not authorize any stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights in respect to, its Common Stock without an equitable adjustment in the number of shares to be received by Ward and the Walters Trust under this Agreement.

         2.      At the Effective Time (as hereinafter defined):

         a. All of the issued and outstanding shares of stock of Ward Services shall be converted into the right to receive 204,600 shares of the Common Stock and $57,288.00 in cash.

         b. All of the issued and outstanding shares of stock of Comanche shall be converted into the right to receive 125,400 shares of the Common Stock and $35,112.00 in cash.

         c. All of the shares of stock of Ward Services and Comanche, by virtue of the Merger and without any action on the part of the holders thereof shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of any certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Ward Services or Comanche (the "Certificates") shall cease to have any rights with respect to such shares, except the right of the holder to receive shares of the Common Stock upon the surrender of such Certificates in accordance with Section I.G below.

         d. Each share of common stock, par value $1.00 per share, of ONEOK Marketing outstanding immediately prior to the Effective Date shall remain unchanged except to become one share of Common Stock of the Surviving Corporation.

         F. Closing Date. The closing of the transactions contemplated herein (the "Closing") shall take place on February __, 1995, or on such other date as ONEOK, Ward and the Walters Trust may mutually agree (the "Closing Date"). The Merger shall be





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effective upon the filing of a Certificate of Merger with the Secretary of
State of Delaware and the Secretary of State of Oklahoma (the "Effective Time") which shall occur on the Closing Date.

         G.      Exchange Procedure; Surrender of Certificates; Etc.

         1. At the Closing, Ward and the Walters Trust shall deliver to ONEOK the Certificate or Certificates evidencing shares of common stock in Ward Services and Comanche which were converted into the right to receives shares of the Common Stock in the Merger. Upon surrender of such Certificates and other required documents, the holder of each such Certificate shall be entitled to receive, in exchange therefor, certificates for shares of the Common Stock as provided in Section I.E above.

         2. Each of Ward and the Walters Trust represents and warrants to ONEOK and ONEOK Marketing that the shares of the Common Stock it will receive in the Merger are being acquired for its own separate account for investment only and not with a view to, or for sale in connection with, any distribution of the Common Stock in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act. Neither Ward nor the Walters Trust shall take, or cause to be taken, any action that would deem it to be an underwriter (as defined in the Securities Act) of the Common Stock. Ward and the Walters Trust understand that (a) the Common Stock may not be transferred or sold for value in the absence of registration or qualification or an exemption from registration or qualification under the Securities Act, the Oklahoma Securities Act, and the securities or Blue Sky laws of any other state, as required, (b) a stop transfer instruction will be issued with respect to the Common Stock, and (c) the following legend will be placed on the certificates representing the Common Stock to be received in the
Merger:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR QUALIFICATION OF THEM UNDER THE SECURITIES ACT OF 1933, THE OKLAHOMA SECURITIES ACT AND THE SECURITIES OR BLUE SKY LAWS OF ANY OTHER STATE, AS REQUIRED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER SUCH ACTS AND/OR LAWS.





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II.      Representations and Warranties of Ward.

         Ward hereby represents and warrants to ONEOK as follows:

         A. Organization and Standing; Charter and Bylaws. Both Ward and Ward Services are corporations duly organized and existing under, and by virtue of, the laws of the State of Oklahoma and are in good standing under such laws. Both Ward and Ward Services have the requisite corporate power to own and operate their properties and assets, and to carry on their businesses as presently conducted and as proposed to be conducted. Both Ward and Ward Services are qualified, licensed or domesticated as foreign corporations in any jurisdiction where the nature of their activities and of properties owned or leased by them makes such qualification, licensing or domestication necessary at this time. Both Ward and Ward Services have furnished ONEOK with copies of their respective certificates of incorporation and bylaws. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

         B. Corporate Power. Both Ward and Ward Services have all requisite legal and corporate power to enter into this Agreement and to carry out and perform their obligations under the terms of this Agreement.

         C. Subsidiaries. Ward Services does not own, directly or indirectly, shares of stock or other interests in any corporation or any interest in a limited liability company, partnership, joint venture, or other entity, except that Ward Services owns a general partnership interest in Ward Gas Services, an Oklahoma general partnership in which ONEOK Marketing holds the other general partnership interest (the "Partnership") and Ward Services is a party to a certain agreement dated November 17, 1992, with Comanche (the "Ward Service/Comanche Agreement").

         D. Capitalization. The authorized capital stock of Ward Services is 50,000 shares of common stock, par value $1.00 per share. There are issued and outstanding 15,000 shares of such common stock all of which are issued to Ward. The issued and outstanding shares of such common stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Other than as contemplated herein, there are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from Ward Services of any shares of its capital stock.

         E. Authorization. All corporate action on the part of Ward and Ward Services and their directors and stockholders necessary for the transaction contemplated in this Agreement have been taken. This Agreement is a legal, valid and binding obligation of each of





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Ward and Ward Services, enforceable against each of Ward and Ward Services in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

         F. Financial Statements. The consolidated balance sheet of Ward Services (including Ward Services' share of the assets and liabilities of the Partnership) and related consolidated statements of earnings and retained earnings and cash flows for the fiscal year ended January 31, 1994, accompanied by a report thereon by KPMG Peat Marwick, and the unaudited consolidated balance sheet (including Ward Services' share of the assets and liabilities of the Partnership) and corresponding statements for the ten month period ended November 30, 1994 (collectively, the "Financial Statements of Ward Services") have been supplied to ONEOK, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein), and fairly present the financial condition and results of operations of Ward Services (including Ward Services' share of the assets and liabilities of the Partnership) as of the dates and for the periods thereof.

         G. Changes in Financial Condition. Except as set forth on Disclosure Schedule II, Item G, since January 31, 1994: (a) Ward Services has not entered into any transaction which was not in the ordinary course of business; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of Ward Services, other than changes in the ordinary course of business, none of which have been materially adverse; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of Ward Services; (d) Ward Services has not declared or paid any dividend or made any distribution on its stock, redeemed, purchased or otherwise acquired any of its stock, granted any options to purchase shares of its stock, or issued any shares of its stock, except as provided for by this Agreement; (e) Ward Services has not materially increased the compensation of any officer, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business; (f) Ward Services has not received notice that there has been a loss of any of its major customers, or any material order cancellation;
(g) there has been no resignation or termination of employment of any key officer or key employee of Ward Services and Ward Services does not know of the impending resignation or termination of employment of any of its officers or employees that if consummated would have a materially adverse effect on the business of Ward Services; (h) there has been no labor dispute involving Ward Services or its employees and none is pending or, to Ward Services' knowledge,





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threatened; and (i) to the knowledge of Ward Services, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of Ward Services.

         H. Material Contracts and Commitments. Except as set forth on Disclosure Schedule II, Item H, all the material contracts, commitments, agreements, and instruments (excluding those relating to the Partnership) to which Ward Services is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by Ward Services in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application by affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. For purposes of this Section II.H, a contract, commitment, agreement or instruments shall be considered "material" if it extends for a duration longer than thirty (30) days or involves consideration in excess of $10,000 in the aggregate. Ward Services is not in material default under any of such contracts. A list of all such material contracts, agreements and instruments is set forth in Disclosure
Schedule II, Item H hereto.

         I. Compliance with Other Instruments, None Burdensome, etc. Ward Services is not in violation of any term of its certificate of incorporation or bylaws, or in any material respect of any mortgage, indenture, contract, agreement, or instrument listed under Section II.H above, or, to the knowledge of Ward Services, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by Ward Services of this Agreement, and the exchange of the securities pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which Ward Services is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, or encumbrance of any kind whatsoever upon, or, to the knowledge of Ward Services after due inquiry, given to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of Ward Services. To the knowledge of Ward after due inquiry, no such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by Ward Services at the date of this Agreement) may materially adversely affect the business, property, prospects, conditions, affairs, or operations of Ward Services.

         J. Litigation, etc. Except as set forth on Disclosure Schedule II, Item J, there are no actions, proceedings, or investigations pending (or, to Ward's knowledge, any basis therefor





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or threat thereof), which, either in any case or in the aggregate, would, if adversely determined, result in any adverse effect on the business, prospects, conditions, affairs, or operations of Ward Services or in any of its properties or assets, or in any impairment of the right or ability of Ward Services to carry on its business as presently conducted, or in any material liability on the part of Ward Services, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

         K. Governmental Consent, etc. Other than filings required under the HSR Act (as hereinafter defined) and the filing of Certificates of Merger with the Secretaries of State of Delaware and Oklahoma, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of Ward or Ward Services in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         L. Insurance. Ward Services has currently in force liability insurance with insurance companies or associations, and under policies listed and described in Disclosure Schedule II, Item L attached hereto, during the periods described therein, and, except as set forth on Disclosure Schedule II, Item L, Ward Services is not aware of any claims for personal injuries or property damage by reason of neglect or oversight on the part of Ward Services or its agents, servants, or employees now pending or threatened against Ward Services and knows of no damage to personal property by Ward Services or their agents, servants or employees, which might give rise to such claims, or if any such routine claims have arisen they are adequately covered by such liability insurance.

         M. Patents, etc. Other than the trade name "Ward Gas Services," there are no patents, patent applications, registered trademarks, trademark applications, trade names, and registered copyrights under which Ward Services operates. Ward Services has not received any notice or claim of infringement of any patent, invention, right, trademark, trade name or copyright of others with respect to any process, method, formula or procedure used by Ward Services in the present conduct of its business.

         N. Title to and Condition of Properties. Except as set forth on Disclosure Schedule II, Item G, Ward Services has good and marketable title to all of its tangible and intangible property and assets including those reflected in the Financial Statements of Ward Services (except such property or assets as have since January 31, 1994, been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interest, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and





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encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations of Ward Services), and subsequent to January 31, 1994, Ward Services has not sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material and personal property leases to which Ward Services is a party are valid and effective, and there is not under any such lease any existing material default or event which, with notice or lapse of time or both, would constitute a material default and in respect of which Ward Services has not taken reasonable steps to prevent such a default from occurring.

         O. Taxes. Both Ward and Ward Services, as appropriate, have timely filed all consolidated tax returns that are required to have been filed prior to the date of this Agreement with appropriate federal, state, county and local governmental agencies or instrumentalities, and each of the returns correctly reflects the consolidated income and tax liability required to be shown therein. Both Ward and Ward Services have paid or established reserves for all income, franchise, and other taxes due by them respectively as reflected on the returns. The provisions for taxes due as shown in the Financial Statements of Ward Services are sufficient for the payment in full of all unpaid federal, state, county, and local taxes with respect to their respective businesses and operations for the period then ended and all prior periods. There is no pending dispute with any taxing authority relating to any of the returns which, if determined adversely to the taxpayer, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes against Ward Services. Federal income tax returns of Ward (including Ward Services on a consolidated basis) have been audited through January 31, 1991 and 1992.

         P. Environmental Matters. As used in this Section II.P, "Environmental Laws" means all local, state, and federal environmental, health, and safety laws and regulations in all jurisdictions in which Ward Services has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Heath Act.

         Except as disclosed inDisclosure Schedule II, Item P, neither the conduct nor operation of Ward Services nor any condition of any property ever owned, leased or operated by it violates or violated Environmental Laws in any respect material to the business of Ward





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Services, and no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Ward Services to remedy, stabilize, neutralize, clean up or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Ward Services. Except as disclosed in Disclosure Schedule II, Item P, Ward Services has not received any notice from any governmental agency or any other person or entity that the operation of any facilities or any property ever owned, leased, or operated by it, is or was in violation of any Environmental Laws or is responsible (or potentially responsible) for remedying, establishing, neutralizing, or cleaning up any pollutants, contaminants, or hazardous or toxic waste, substances or materials at, on, or beneath any such property where the aggregate cost thereof would be material to Ward Services.

         Q. Compliance with the Law. Ward Services has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is in compliance in all material respects with all applicable laws and regulations.

         R. ERISA Compliance. Ward Services is in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         S. Disclosure. This Agreement and the exhibits hereto, as they apply to Ward and Ward Services, Disclosure Schedule II, the Financial Statements of Ward Services, and all certificates of Ward delivered to ONEOK pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

III.     Representations and Warranties of the Walters Trust.

         The Walters Trust hereby represents and warrants to ONEOK as follows:

         A. Organization and Standing; Charter and Bylaws. Comanche is a corporation duly organized and existing under, and by virtue of, the laws of the State of Oklahoma and is in good standing under such laws. Comanche has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Comanche is qualified, licensed or domesticated as a foreign corporation in any jurisdiction where the nature of its activities and of the properties owned or leased by it makes such qualification, licensing or domestication necessary at this time. Comanche has furnished ONEOK with copies of its certificate of incorporation and bylaws. Said copies are true, correct and





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complete and contain all amendments through the date of this Agreement.

         B. Corporate Power. Comanche has all requisite legal and corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         C. Subsidiaries. Comanche does not own, directly or indirectly, shares of stock or other interests in any other corporation or any interest in a limited liability company, partnership, joint venture, or other entity, except that Comanche is a party to the Ward Services/Comanche Agreement.

         D. Capitalization. The authorized capital stock of Comanche is 25,000 shares of common stock, $1.00 par value. There are issued and outstanding 1,250 shares of such common stock all of which are issued to the Walters Trust. The issued and outstanding shares of such common stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from Comanche of any shares of its capital stock other than as contemplated herein.

         E. Authorization. All corporate action on the part of Comanche and its directors and stockholders necessary for the transaction contemplated in this Agreement have been taken. This Agreement is a legal, valid and binding obligation of Comanche, enforceable against Comanche in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

         F. Liabilities. Disclosure Schedule III, Item F lists all of the material liabilities of Comanche.

         G. Changes in Financial Condition. Since February 1, 1993, except as set forth on Disclosure Schedule III, Item G: (a) Comanche has not entered into any transaction which was not in the ordinary course of business;
(b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of Comanche other than changes in the ordinary course of business, none of which have been materially adverse; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of Comanche; (d) Comanche has not declared or paid any dividend or made any distribution on its stock, redeemed, purchased or otherwise acquired any of its stock, granted any options to purchase shares





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
of its stock, or issued any shares of its stock, except as provided for by this Agreement; (e) Comanche has had no employees; (f) Comanche has not received notice that there has been a loss of any of its major customers, or any material order cancellation; and (g) to the knowledge of the Walters Trust, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of Comanche.

         H. Material Contracts and Commitments. All the material contracts, commitments, agreements, and instruments to which Comanche is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by Comanche in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application by affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies. Comanche is not in material default under any of such contracts. A list of all such material contracts, agreements and instruments is set forth in Disclosure Schedule III, Item H hereto.

         I. Compliance with Other Instruments, None Burdensome, etc. Comanche is not in violation of any term of its certificate of incorporation or bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or, to the knowledge of the Walters Trust, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by Comanche of this Agreement, and the exchange of the securities pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which Comanche is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the knowledge of the Walters Trust, after due inquiry, given to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of Comanche. To the knowledge of the Walters Trust, after due inquiry, no such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by the Walters Trust at the date of this Agreement) may materially adversely affect the business, property, prospects, conditions, affairs, or operations of Comanche.

         J. Litigation, etc. There are no actions, proceedings, or investigations pending (or, to the Walters Trust's knowledge, any basis therefor or threat thereof), which, either in any case or in the aggregate, would, if adversely determined, result in any adverse effect on the business, prospects, conditions, affairs, or





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
operations of Comanche or in any of its properties or assets, or in any impairment of the right or ability of Comanche to carry on its business as presently conducted, or in any material liability on the part of Comanche, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

         K. Governmental Consent, etc. Other than the filing of Certificates of Merger with the Secretaries of State of Delaware and Oklahoma, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Walters Trust in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the securities, or the consummation of any other transaction contemplated hereby.

         L. Insurance. Comanche has no liability insurance currently in force, and the Walters Trust is not aware of any claims for personal injuries or property damage by reason of neglect or oversight on the part of Comanche or its agents, servants, or employees now pending or threatened against Comanche and knows of no damage to personal property by Comanche or its agents, servants or employees, which might give rise to such claims.

         M. Patents, etc. Other than the trade name "Comanche Gas Marketing," there are no patents, patent applications, registered trademarks, trademark applications, trade names, and registered copyrights under which Comanche operates. Comanche has not received any notice or claim of infringement of any patent, invention, right, trademark, trade name or copyright of others with respect to any process, method, formula or procedure used by Comanche in the present conduct of its business.

         N. Title to and Condition of Properties. Disclosure Schedule III, Item N is a list of all material tangible and intangible assets and properties of Comanche as of the date of this Agreement. Comanche has good and marketable title to such tangible and intangible property and assets, and such property and assets are subject to no mortgage or security interest, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the business operations of Comanche. Comanche is not a party to any material or personal property leases.

         O. Taxes. Comanche has timely filed all tax returns that are required to have been filed prior to the date of this Agreement with appropriate federal, state, county and local governmental agencies or instrumentalities, and each of the returns correctly reflects the income and tax liability required to be shown therein. Comanche has paid or established reserves for all income, franchise, and other taxes due by it as reflected on the returns. There is no pending dispute with any taxing authority relating to any of the returns which if determined adversely to the taxpayer would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes against Comanche. Comanche's Federal income tax returns have not been audited.

         P. Environmental Matters. As used in this Section III.P, "Environmental Laws" means all local, state, and federal environmental, health, and safety laws and regulations in all jurisdictions in which Comanche has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Heath Act.

         Neither the conduct nor operation of Comanche nor any condition of any property ever owned, leased or operated by it violates or violated Environmental Laws in any respect material to the business of Comanche, and no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of Comanche to remedy, stabilize, neutralize, clean up or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to Comanche. Comanche has not received any notice from any governmental agency or any other person or entity that the operation of any facilities or any property ever owned, leased, or operated by it, is or was in violation of any Environmental Laws or is responsible (or potentially responsible) for remedying, establishing, neutralizing, or cleaning up any pollutants, contaminants, or hazardous or toxic waste, substances or materials at, on, or beneath any such property where the aggregate cost thereof would be material to Comanche.

         Q. Compliance with the Law. Comanche has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is in compliance in all material respects with all applicable laws and regulations.

         R. ERISA Compliance. Comanche is in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         S. Disclosure. This Agreement and the exhibits hereto, as they apply to Comanche, Disclosure Schedule III, and all certificates of Comanche delivered to ONEOK pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

IV.      Representations and Warranties of ONEOK.

         ONEOK represents and warrants to Ward and the Walters Trust as follows:

         A. Organization and Standing - ONEOK. ONEOK is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under its laws. ONEOK is qualified, licensed, or domesticated as a foreign corporation in the State of Oklahoma.

         B. Organization and Standing - ONEOK Marketing. ONEOK Marketing is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under its laws. ONEOK Marketing is qualified, licensed, or domesticated as a foreign corporation in each jurisdiction where the nature of its activities or the properties owned or leased by it makes such qualification, licensing, or domestication necessary at this time.

         C. Corporate Powers. Both ONEOK and ONEOK Marketing have all requisite legal and corporate power to enter into this Agreement and to carry out and perform their respective obligations under the terms of this Agreement. Neither the certificates of incorporation nor bylaws of ONEOK and ONEOK Marketing, nor any other instrument to which ONEOK and ONEOK Marketing are parties, or by which either is bound, nor any court order or any governmental law, rule or regulation, will be violated by ONEOK's or ONEOK Marketing's execution and consummation of this Agreement.

         D. No Restriction. Neither ONEOK nor ONEOK Marketing is subject to any order, judgment or decree, or the subject of any litigation, claim or proceeding, pending or threatened, or any other restriction of any kind or character known to ONEOK, which would affect its ability to carry out the transactions contemplated by this Agreement.

         E. Authorization. All corporate action on the part of ONEOK and ONEOK Marketing, their directors, and stockholders necessary for the transactions contemplated by this Agreement have been taken. This Agreement is a legal, valid, and binding obligation of ONEOK and ONEOK Marketing, enforceable against each corporation in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

         F. Governmental Consent, etc. Other than filings required under the HSR Act (as hereinafter defined) and the filing of Certificates of Merger with the Secretaries of State of Delaware and Oklahoma, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of ONEOK or ONEOK Marketing in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         G. Litigation, etc. There are no actions, proceedings, or investigations pending, or to ONEOK's or ONEOK Marketing's knowledge, or any basis therefor or threat thereof, which question the validity of this Agreement or any other action taken or to be taken in connection herewith.

         H. Disclosure. This Agreement and the exhibits hereto, as they apply to ONEOK and ONEOK Marketing, and all certificates of ONEOK delivered to Ward and the Walters Trust pursuant to this Agreement, when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         I. SEC Reports. ONEOK has filed in a timely manner any and all reports required to be filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, since January 1, 1993. At the respective times of filing thereof, none of such reports contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each audited and unaudited financial statement (and the notes relating thereto) contained in such reports was prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein) and fairly presents the consolidated financial condition of ONEOK and its subsidiaries as of the respective date thereof and the related consolidated results of operations, stockholders' equity, and cash flows or changes in financial position, as applicable, of ONEOK and its subsidiaries for and during the respective period covered thereby.

         J. Common Stock. The Common Stock to be issued to Ward and the Walters Trust hereunder is duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

V.       Conditions to Ward's and Ward Services' Obligations.

         The obligations of Ward and Ward Services to close the transaction on the Closing Date are subject, unless waived by Ward, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         A. Representations, Warranties and Covenants. All representations and warranties of ONEOK contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and ONEOK and ONEOK Marketing shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

         B. Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit ONEOK and ONEOK Marketing to carry out the transactions as contemplated hereby shall have been obtained.

         C. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to adversely affect the transactions contemplated hereunder.

         D. HSR Act Waiting Period. All applicable waiting periods in respect of the transaction contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired at or prior to Closing.

         E. Shelf Registration Agreement. ONEOK shall have executed and delivered to Ward a Shelf Registration Agreement substantially in the form attached hereto as Exhibit A (the "Shelf Registration Agreement").

         F. Employment Agreements. ONEOK Marketing shall have executed and delivered Employment Agreements with James C. Walters, Jr. and Donald T. Jacobsen substantially in the forms attached hereto as Exhibits B and C (the "Employment Agreements").

VI.      Conditions to Comanche's and the Walters Trust's Obligations.

         The obligations of Comanche and the Walters Trust to close the transaction on the Closing Date are subject, unless waived by the Walters Trust, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         A. Representations, Warranties and Covenants. All representations and warranties of ONEOK contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and ONEOK and ONEOK Marketing shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

         B. Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit ONEOK and ONEOK Marketing to carry out the transactions as contemplated hereby shall have been obtained.

         C. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to adversely affect the transactions contemplated hereunder.

         D. Shelf Registration Agreement. ONEOK shall have executed and delivered the Shelf Registration Agreement.

         E. Employment Agreements. ONEOK Marketing shall have executed and delivered the Employment Agreements.

         F. HSR Act Waiting Period. All applicable waiting periods in respect of the transaction contemplated by this Agreement under the HSR Act, shall have expired at or prior to Closing.

VII.     Conditions to ONEOK's and ONEOK Marketing's Obligations.

         The obligations of ONEOK and ONEOK Marketing to close the transaction on the Closing Date are subject, unless waived by ONEOK, to the satisfaction on or before the Closing Date of each of the following conditions:

         A. Representations, Warranties and Covenants. All representations and warranties of Ward and the Walters Trust contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Ward and the Walters Trust shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

         B. Consents. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Ward, Ward Services, the Walters Trust and Comanche to carry out the transactions as contemplated hereby shall have been obtained by the Closing Date.

         C. No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to adversely affect the transactions contemplated hereunder.

         D. HSR Act Waiting Period. All applicable waiting periods in respect of the transaction contemplated by this Agreement under the HSR Act, shall have expired at or prior to Closing.

         E. Employment Agreements. James C. Walters and Donald T. Jacobsen shall have executed and delivered the Employment Agreements to ONEOK Marketing.

         F. Termination of Other Agreements. On or before the Closing, the following agreements (the "1992 Agreements") shall be terminated and all further rights thereunder released by the parties thereto, effective as of January 1, 1995:

         1. Agreement dated November 17, 1992, between Ward Services (then Ward Gas Marketing, Inc.) and Comanche.

         2. Employment Agreement dated November 17, 1992, between Ward Services (then Ward Gas Marketing, Inc.) and James C. Walters.

         3. Letter Agreement dated October 14, 1992, among Ward Services (then Ward Gas Marketing, Inc.), ONEOK Marketing, James C. Walters, Comanche, and Comanche Gas Gathering, Inc.

VIII.    The Closing Procedure.

         A. General Conditions to Closing. As a condition precedent to the Closing of the transactions under this Agreement, on or before the Closing Date, Ward Services' capital account in the Partnership shall be estimated as of January 1, 1995 ("Ward Services' Capital Account"), and funds equal to the estimated balance in Ward Services' Capital Account shall be distributed to Ward Services to be distributed by dividend or other suitable means to Ward immediately prior to the Closing. Ward and ONEOK Marketing shall remain liable to each other for future adjustments to the funds distributed from Ward Services' Capital Account, as above provided, necessary to correct estimates for the actual amounts resulting from completed transactions. Immediately prior to consummation of the Merger, a cash distribution will be paid by Ward Services to Ward equal to the sum of the following (without duplication): (i) all retained earnings of Ward Services as of

January 1, 1995, (ii) all capital of Ward Services, except for par value capital in the amount of $15,000 and capital in excess of par value in the amount $207,088.97, and (iii) all amounts distributed to Ward Services from the Partnership which have not previously been distributed by Ward Services. Such distribution is estimated to be in the aggregate amount of $6,300,000.

         B.      Closing Documents.

         1. At the Closing, ONEOK shall deliver or cause to be delivered to Ward and the Walters Trust:

                 a. A certified copy of resolutions of ONEOK's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of ONEOK's Common Stock pursuant to the Merger and the Shelf Registration Agreement.

                 b. A certified copy of the resolutions of ONEOK Marketing's Board of Directors and Stockholders, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Employment Agreements.

                 c. A certificate signed by an appropriate officer of ONEOK stating that the warranties and representations of ONEOK under this Agreement are true and correct as of the Closing Date and ONEOK and ONEOK Marketing have complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing.

                 d. An opinion of counsel for ONEOK and ONEOK Marketing, dated the Closing Date, in form attached hereto as Exhibit D.

         2.      At the Closing, Ward shall deliver to ONEOK:

                 a. Certified copies of the Certificates of Incorporation of Ward and Ward Services.

                 b. A certified copy of resolutions of Ward's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

                 c. A certified copy of the resolutions of Ward Services' Board of Directors and Stockholders as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby.

                 d. A certificate signed by an appropriate officer of Ward stating that the warranties and representations of Ward under this Agreement are true and correct as of the Closing

         Date and Ward and Ward Services have complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing.

                 e. An opinion of counsel for Ward and Ward Services, dated the Closing Date, in form attached hereto as Exhibit E.

         3.      At the Closing, the Walters Trust shall deliver to ONEOK:

                 a. A certified copy of the Certificate of Incorporation of Comanche.

                 b. A certified copy of the resolutions of Comanche's Board of Directors and Stockholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby.

                 c. A certificate signed by James C. Walters, Jr. stating that the warranties and representations of the Walters Trust under this Agreement are true and correct as of the Closing Date and Comanche and the Walters Trust have complied in all material respects with all of their obligations and agreements required to be performed prior to the Closing under this Agreement.

                 d. An opinion of counsel for Comanche and the Walters Trust, dated the Closing Date, in form attached hereto asExhibit F.

         4.      In addition, at the Closing:

                 a. The Employment Agreements and the Shelf Registration Agreement shall be executed and delivered by the respective parties thereto.

                 b. The documents terminating and releasing all further rights under the 1992 Agreements shall be executed and delivered by the respective parties thereto.

IX.      Conduct of Business Pending Closing.

         During the period from the date hereof to the Closing Date, Ward shall cause Ward Services (for itself and on behalf of the Partnership) and the Walters Trust shall cause Comanche to conduct their operations according to their ordinary and usual course of business and to maintain their records and books of accounts in a manner that fairly and correctly reflects their income, expenses and liabilities. During such period, Ward agrees that Ward Services (for itself and on behalf of the Partnership) and the Walters Trust agrees that Comanche shall not do any of the following without the written consent of
ONEOK:

         A. Pay or incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary course of business;

         B. Except for short term, unsecured bank borrowing not to exceed $10,000 in the aggregate and except for endorsement, for collection or for deposit, of negotiable instruments received in the ordinary course of business, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as accommodation become responsible for obligations of other individuals, firms or corporations, or make any loans or advances to any individual, firm or corporation;

         C. Except as contemplated under Section VIII.A. above, declare or pay any dividends or make any payment or distribution to stockholders as such, issue any capital stock or purchase or otherwise acquire for value any of its outstanding capital stock or grant options, warrants or rights to purchase any shares of its capital stock;

         D. Mortgage, pledge or subject to lien or other encumbrance any of its properties or assets;

         E. Sell or transfer any of its properties or assets except in the ordinary course of business or, without appropriate consideration, cancel, release or assign any indebtedness owed to it or any claims held by it;

         F. Make any investment of a capital nature either by the purchase of stock or securities (other than United States Government securities), contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

         G. Make any material change in its insurance, or other commitments or arrangements, or enter into (1) any agreement not subject to termination without liability on notice of 30 days or less; (2) any contract for the purchase or sale of any materials, products or supplies other than such contracts incurred in the ordinary course of business; (3) any contract for the purchase or sale of any materials, products, or supplies, the total contract price of which exceeds $25,000, or which contains an escalator, renegotiation or redetermination clause or which commits it for a fixed term; (4) any management or consultation agreement; (5) any lease, license, royalty or union agreement; or (6) any other agreement not in the ordinary course of business;

         H. Increase in any manner the compensation of any of its officers or executive employees, or pay or agree to pay any pension or retirement allowance not required by any existing plan to any of such officers or employees, or commit itself to any additional pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person; or

         I. Take any action which would interfere with or prevent performance of this Agreement.

X.       Payment of Expenses.

         All costs and expenses, including, without limitation, legal fees and taxes, incurred by each party hereto, in negotiating this Agreement or in consummating the transactions contemplated hereby shall be paid by such party; provided, however, that, in respect to Ward, Ward Service, Comanche and the Ward Trust, none of such costs and expenses shall be paid by ONEOK, Ward Services, or Comanche.

XI.      Termination.

         This Agreement may be terminated under any of the following circumstances by notice given on or before the Closing Date:

         A. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of ONEOK, Ward, and the Walters Trust, at any time prior to the Closing, regardless of whether approval of this Agreement and the Merger by the respective shareholders shall have previously been obtained.

         B. By ONEOK. ONEOK shall have the right to terminate this Agreement if during the period from the date hereof to the Closing Date any of the following shall occur:

                 1. Ward Services or Comanche shall suffer any loss from fire, flood, explosion or other casualty which substantially and materially affects the conduct of its business or, irrespective of insurance, the value of its assets.

                 2. The Closing shall not have taken place on or before the end of February, 1995.

         C. By Ward or Comanche. Either Ward or Comanche shall have the right to terminate if during the period from the date hereof to the Closing Date any of the following shall occur:

                 1. ONEOK shall suffer any loss from fire, flood, explosion or other casualty which substantially and materially affects the conduct of its business or, irrespective of insurance, the value of its assets.

                 2. The Closing shall not have taken place on or before the end of February, 1995.

         D. By Any Party. Any party hereto shall have the right to terminate this Agreement in the event that there shall be any actual or threatened litigation challenging the validity or legality of this Agreement or the consummation thereof or seeking to restrain or invalidate any of the transactions contemplated hereunder which would, in the judgment of such parties acting reasonably based upon the advice of counsel, involve material expense or lapse of time which would be materially adverse to the interests of such party.

         E. Waiver. Any party hereto may, at its election, waive any of its rights to terminate this Agreement under the foregoing provisions, and shall be deemed to have waived such rights upon completion of the Closing under this Agreement. If the facts or conditions giving rise to any such right to terminate shall have been disclosed in writing to the other party or parties prior to the Closing, such waiver shall also constitute a waiver of any other right or remedy (including any right or remedy for breach of representation or warranty) arising by reason of such fact or condition.

         XII.    Miscellaneous.

         A. Use of Name. Neither Ward nor any of its subsidiaries or affiliates shall use the name "Ward Gas Services" for a period of five (5) years from the date of this Agreement.

         B. HSR Filings. Both Ward and ONEOK acknowledge that they have made, or caused to be made, their respective filings as required under the HSR Act in respect to the transactions under this Agreement and each agrees to use its best efforts to secure termination of the applicable waiting period as soon as possible under the circumstances.

         C.      Survival of Warranties and Representations and Indemnification.

         1. Notwithstanding any investigation conducted before or after the Closing, the parties shall, subject to any state of facts or limitations set forth in the Disclosure Schedules attached hereto or otherwise disclosed in writing prior to the Closing, be entitled to rely upon the warranties and representations set forth herein, and the obligations of the parties with respect thereto shall survive the closing and continue in full force and effect until the third anniversary of the Closing Date, at which time all warranties and representations set forth in this Agreement and all liability of the parties with respect thereto shall terminate, except for warranties and representations relating to taxes and except for claims relating to any other warranties or representations which are asserted in writing on or before the third anniversary of the Closing Date. Warranties and representations concerning taxes and all liability of the parties with respect thereto shall continue in effect for a period of five years after the Closing Date. Subject to any applicable statutes of limitation, the liability of the parties with respect to all other warranties and representations as to which timely claims have been asserted in writing shall continue until such claims have been finally decided, settled or adjudicated. Each party will indemnify and hold the other parties harmless from any and all loss, cost, and damage (including reasonable attorneys' fees) resulting from such breach of its warranties, representations, and obligations under this Agreement. Each party's liability resulting from any breach of its warranties, representations, or other obligations set forth herein to another party shall be limited, in the aggregate, to the excess of any loss resulting therefrom over $50,000. Notwithstanding the foregoing provisions of this Section XII.C. and any other provision of this Agreement, in no event shall either Ward or the Walters Trust be liable to ONEOK or ONEOK Marketing or any of their affiliates, for breach of representation, warranty or otherwise in connection with this Agreement or the transactions contemplated herein (including without limitation any indemnity obligation under this Section XII.C), for an aggregate amount in excess of $3,580,500, as to Ward, or $2,194,500, as to the Walters Trust.

         2. ONEOK shall indemnify and hold Ward and its affiliates harmless from any and all loss, cost, and damage (including reasonable attorney fees) resulting from the following:

                 a. Any and all guarantees made by Ward to gas suppliers on behalf of the Partnership or Ward Services;

                 b. Any federal or state income tax liability incurred by Ward as a result of the operations of the Partnership after January 1, 1995; and

                 c. Any and all guarantees of Ward or Mr. L. O. Ward to Bank of Oklahoma, N.A. (the "Bank") with respect to obligations of Ward Services under that certain Credit Agreement dated May 13, 1991, between Ward Services and the Bank.

         3. Ward shall indemnify and hold ONEOK and ONEOK Marketing harmless from fifty percent (50%) of any and all loss, cost, and damage (including reasonable attorney fees) in excess of any amounts reserved on the books of Ward Services with respect thereto, resulting from the sexual harassment claim of Susan R. Taylor, former employee of Ward Services.

         D. Full Access. Ward Services and Comanche shall, during normal business hours, afford to the officers and authorized representatives of ONEOK reasonable access to its properties, books and records, including the list of the companies' shareholders, in order that they may have full opportunity to make such investigations as they shall desire of the affairs of such companies; and such companies will furnish ONEOK with such additional financial and operating data and other information as to its business and properties as ONEOK shall from time to time reasonably request. In the event of the termination and abandonment of the exchange of the securities, all such non-public information shall be held in strict confidence by ONEOK and its officers, employees and legal representatives, except as may be required in any legal proceeding.

         E. Waivers and Amendments. With the written consent of ONEOK, the obligations of Ward, the Walters Trust, Ward Services and Comanche under this Agreement may be waived (either generally or in particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent Ward, the Walters Trust, Ward Services or Comanche may enter into a supplementary agreement with ONEOK for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement and the other agreements contemplated herein.

         F. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Oklahoma as such laws are applied to agreements between Oklahoma residents entered into and to be performed entirely within Oklahoma.

         G. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors, and administrators of the parties hereto. No party hereto shall assign this Agreement, or any rights thereto, without the prior written consent of the other parties hereto.

         H. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

         I. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when mailed by first class mail, postage prepaid, addressed (1) if to ONEOK or ONEOK Marketing, at its address set forth below, or at such other address as ONEOK or ONEOK Marketing shall have furnished to Ward and the Walters Trust in writing,
(2) if to Ward or Ward Services at its address set forth below or at such other address as Ward or Ward Services shall have furnished to ONEOK in writing, and
(3) if to Comanche or the Walters Trust, at its address set forth below or at such other address as Comanche or the Walters Trust shall have furnished to ONEOK in writing:

         (a)     Ward or Ward Services:

                 P.O. Box 1187
                 502 S. Fillmore
                 Enid, OK  73702
                 ATTN:  Richard R. Tozzi

         (b)     Comanche or the Walters Trust:

                 c/o James C. Walters
                 4214 E. 97th St.
                 Tulsa, OK  74137

         (c)     ONEOK or ONEOK Marketing:

                 P.O. Box 871
                 Tulsa, OK  74102-0871
                 ATTN:  President

         J. Separability. In case any provision of this Agreement not material to the benefits intended to be conferred hereby shall be determined to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         K.      Finders' Fees.

         1. Ward Services (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) agrees to indemnify and to hold ONEOK and ONEOK Marketing and their respective officers, directors, and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Ward Services, or any of its employees or representatives, are responsible.

         2. Comanche (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) agrees to indemnify and to hold ONEOK and ONEOK Marketing and their respective officers, directors, and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Comanche, or any of its employees or representatives, are responsible.

         3. ONEOK and ONEOK Marketing (i) represent and warrant that they have retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) agree to indemnify and to hold Ward, Ward Services, Comanche, and the Walters Trust and their respective officers, directors, and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Ward, Ward Services, Comanche or the Walters Trust, or any of their employees or representatives, are responsible.

         L. Other Documents. The parties to this Agreement shall in good faith execute such other and further instruments, assignments or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

         M. Public Disclosure. Before the Closing, none of the parties hereto shall make any public release of information regarding the matters contemplated herein, except (i) a joint press release in agreed form shall be issued by ONEOK and Ward as promptly as is practicable after execution of this Agreement, (ii) the parties hereto may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, and
(iii) as required by law.

         N. Titles and Subtitles. The titles of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. References herein to exhibits and schedules to this Agreement shall be deemed to incorporate such exhibits by reference.

         O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument, and which shall become effective when there exist copies signed by all of the parties hereto.

         P. Acknowledgment and Covenant. ONEOK and ONEOK Marketing acknowledge and agree that, at the date hereof, Ward Services is indebted to Ward (i) in the approximate amount of $1,250,000 for Ward Services' income taxes as a part of the consolidated group with Ward, which amount is reflected on the consolidated balance sheet of Ward Services as "Income taxes payable" (the "Tax Liability"); and (ii) for various amounts which cannot be determined on the date hereof with respect to gas purchases by Ward Services from Ward during January, 1995 (the "Gas Liabilities"). ONEOK agrees that it will pay, or cause to be paid, the Tax

Liability at or within 60 days after the Closing. ONEOK agrees that it will pay, or cause to be paid, the Gas Liabilities as and when the same become due in the ordinary course.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives, effective as of the date set forth on the first page hereof.

                                Ward Petroleum Corporation, an Oklahoma
                                corporation



                                By/s/ L.O. Ward
                                  ----------------------------------------------
                                         President

                                                 "Ward"

                                Ward Gas Services, Inc., an Oklahoma corporation



                                By/s/ James C. Walters
                                  ----------------------------------------------
                                         President

                                                 "Ward Services"

                                ONEOK Inc., a Delaware corporation



                                By/s/ Larry W. Brummett
                                  ----------------------------------------------
                                         Chairman of the Board

                                                 "ONEOK"

                                ONEOK Gas Marketing Company, a Delaware
                                corporation



                                By/s/ B. M. VanMeter
                                  ----------------------------------------------
                                         President

                                                 "ONEOK Marketing"

                                Comanche Gas Marketing Company, an Oklahoma corporation



                                By/s/ James C. Walters
                                  ----------------------------------------------
                                         President

                                                 "Comanche"




                                /s/ James Christopher Walters, Jr.
                                ------------------------------------------------
                                James Christopher Walters, Jr., Trustee of the James Christopher Walters, Jr. Trust dated August 3, 1983




                                /s/ LaVonne Diane Walters
                                ------------------------------------------------
                                LaVonne Diane Walters, Trustee of the James
                                Christopher Walters, Jr. Trust dated
                                August 3, 1983

                                                 "The Walters Trust"

                                 Exhibits List



Exhibit A                                                   Shelf Registration Agreement

Exhibit B                                                   Walters Employment Agreement

Exhibit C                                                   Jacobsen Employment Agreement

Exhibit D                                                   Opinion of Counsel for ONEOK and ONEOK Marketing

Exhibit E                                                   Opinion of Counsel for Ward and Ward Services

Exhibit F                                                   Opinion of Counsel for Comanche and the Walters Trust

                              Disclosure Schedules


Disclosure Schedule II, Item G             Changes in Financial Condition - Ward Services

Disclosure Schedule II, Item H             Material Contracts and Commitments - Ward Services

Disclosure Schedule II, Item J             Litigation, etc. - Ward Services

Disclosure Schedule II, Item L             Insurance - Ward Services

Disclosure Schedule II, Item P             Violations of Environmental Laws - Ward Services

Disclosure Schedule III, Item F            Material Liabiities of Comanche

Disclosure Schedule III, Item G            Changes in Financial Condition - Comanche

Disclosure Schedule III, Item H            Material Contracts and Commitments - Comanche

Disclosure Schedule III, Item N            Title to and Condition of Properties - Comanche

                             DISCLOSURE SCHEDULE II



Item G.  Changes in Financial Condition

                 I. Natural prices have declined, such decline having had an adverse effect of the revenues of Ward Services.

                 II. Ward Services has paid, or prior to the Merger will have paid, the following dividends:

                          a. As of March 9, 1994, a cash dividend of $24.00 per share of common stock for a total amount of $360,000 paid to Ward.

                          b. As of December 31, 1994, an in-kind dividend of the following described properties was distributed to Ward:

                                           Property Description                                 Value
                                           --------------------                                 -----
                                  Groendyke Gas Gathering System Joint Venture                $ 54,411.29
                                  dated 7/15/88 (40% ownership interest)

                                  Gaines Creek Pipeline Joint Venture dated 1/1/91              30,108.41
                                  (10% ownership interest)

                                  Jantz Gas System (100% ownership interest)                     8,828.18

                                  Kincaid Gas Gathering (100% ownership interest)                4,880.09

                                  Kephart Gas System                                             2,326.41
                                                                                              -----------
                                                                                              $101,554.38

                          c. Immediately prior to consummation of the Merger, a cash distribution will be paid by Ward Services to Ward equal to the sum of the following (without duplication:): (i) all retained earnings of Ward Services as of January 1, 1995, (ii) all capital of Ward Services, except for par value capital in the amount of $15,000 and capital in excess of par value in the amount of $207,088.97, and
                                  (iii) all amounts distributed to Ward
                                  Services from the Partnership which have not previously been distributed by Ward Services. Such distribution is estimated to be in the aggregate amount of $6,300,000.

                 III.     See the matters listed under Item J below.

Item H.  Material Contracts and Commitments


                 I. General Partnership Agreement between Ward Services (then Ward Gas Marketing, Inc.) and ONEOK Marketing Company dated as of October 1,1992.

                 II. Lease Agreement dated November 19, 1994, between Ward Services (lessee) and Alco Capital Resource, Inc. (lessor) relating to lease of Canon copier. (Copier also covered by one-year pre-paid maintenance agreement dated November 29, 1994, with Mirex Corporation.)

                 III. Lease Agreement dated March 24, 1994, between Ward Services (lessee) and Alco Capital Resource, Inc. (lessor) relating to lease of Canon fax machine. (Fax machine also covered by three-year pre-paid maintenance agreement dated March 24, 1994, with Mirex Corporation.)

                 IV. Mid-Continent Tower Lease Agreement commencing October 1, 1992, between Ward Services (then Ward Gas Marketing, Inc.) (tenant) and RMM Corporation (landlord), as amended by Amendment to Lease Agreement effective April 1, 1994.

                 V. Employment Agreement dated November 17, 1992, effective February 1, 1992, between Ward Services and James C. Walters.

                 VI. Agreement dated as of November 17, 1992, between Ward Services and Comanche relating to gas marketing consulting services and project participation rights.

                 VII. Credit Agreement dated as of May 13, 1991, between Ward Services (borrower) and Bank of Oklahoma, N.A., as amended by that First Amendment to Credit Agreement dated as of January 31, 1992, that Second Amendment dated as June 30, 1992, that Third Amendment dated as of October 31, 1992, that Fourth Amendment dated as of February 1, 1993, that Fifth Amendment dated as of June 30, 1993, that Sixth Amendment dated as of December 1, 1993, that Seventh Amendment dated as of June 30, 1994, and that Eight Amendment dated as of October 31, 1994; related Promissory Note in the principal amount of $5,000,000 dated October 31, 1994. See Attachment A to this Disclosure Schedule II for a list of security agreements entered into and letters of credit issued under the above-described Credit Agreement.

                 VIII. Letter Agreement dated October 14, 1992, among Ward Services (then Ward Gas Marketing, Inc.), ONEOK Marketing, James C. Walters, Comanche and Comanche Gas Gathering, Inc.

Item J.  .Litigation, etc

         I. Susan R. Taylor v. Ward Gas Marketing, Inc., U.S. Equal Employment Opportunity Commission, Charge No.: ###-##-####. Ms. Taylor, after being terminated by Ward Services, filed this EEOC Complaint alleging she was discriminated against because of sex and that she was subjected to a "sexually hostile work environment." On November 8, 1994, Ms. Taylor filed an action styled Susan R. Taylor v. Ward Petroleum Company and Ward Gas Services,Inc., in the U.S. District Court for the Northern District of Oklahoma, Case No. 94-C-1040-K. An Amended Complaint was filed November 16, 1994. In this action Ms Taylor alleges violation of Title VII of the Civil Rights Act of 1964, as amended (hostile work environment sexual harassment), wrongful discharge in violation of Oklahoma public policy, intentional or negligent infliction of emotional distress and breach of contract.

         II. Ward Gas Services, Inc. v. William R. Thomas, d/b/a Sinclair Oil & Gas Co., No. CJ-93-4740 (District Court of Tulsa County, Oklahoma). In January 1993, Ward Services delivered 124,000 MMBtu of natural Gas to William R. Thomas, d/b/a Sinclair Oil & Gas. Co. Thomas claims that he received only 89,826 MMBtu. As a result, Thomas' payments were deficient in the amount of $66,297.56. Ward Services sued Thomas for this amount in Tulsa County District Court.

         III. Ward Gas Services, Inc. v. Daniel C. Nix, Carol A. Nix, Phil Kerns, Robert Walls, Pat Vercillini, Ralph Caldwell, and Jane Doe, No. CJ-94-5037 (District Court of Tulsa County, Oklahoma). In December 1994, Ward Services became aware that Daniel C. Nix, an employee, had embezzled $96,350.68 during the Period from October 1994 through November 1994. Nix resigned in December 1994 and Ward Services sued him for this amount and for other relief. In December 1994, Ward Services amended its petition to assert claims for breach of contract, conversion, conspiracy, breach of fiduciary duty and unjust enrichment against Nix and to assert claims for conspiracy and unjust enrichment against Carol A. Nix, Phil Kerns, Robert Walls, Pat Vercillini, Ralph Caldwell and Jane Doe. Since the filing of this lawsuit, Nix has voluntarily returned $19,340.57 to Ward Services.

         IV. In re: Consolidated Fuel Corporation; Case No. 394-36782-RCM-11, United States Bankruptcy Court for the Northern District of Texas, Dallas Division. Ward Services sold natural gas to Consolidated Fuel Corporation ("CFC") for resale to the city of Springfield, Missouri (the "City).
                 These sales were made under an escrow arrangement which required the City to pay CFC's invoice into an escrow account at Gateway National Bank in Dallas, Texas. Gateway National Bank is authorized to disburse funds from the escrow account only upon the signatures of both a Ward Services representative and a CFC representative. On November 15, 1994, CFC filed the bankruptcy action referenced above. At that time, CFC owed Ward Services approximately $400,000.00, invoices were outstanding from CFC to the City and there were no funds in the escrow account. CFC listed Ward as an unsecured creditor in its bankruptcy schedules. Ward claims ownership of all funds in the escrow account subject to disbursement pursuant to the terms of the escrow agreement. Subsequent to CFC's bankruptcy filing, the City has paid, through January 11, 1995, $976,716.00 into the escrow account. CFC has treated the Ward/CFC escrow account at Gateway National Bank as a restricted cash collateral account.


Item L.  Insurance

                 See Attachment B for a summary description of Ward Services' liability insurance coverage.


Item P.  Environmental Matters

                 None.

                                  ATTACHMENT A

                            WARD GAS SERVICES, INC.

            BANK OF OKLAHOMA REVOLVING LINE OF CREDIT, NOTES PAYABLE
                 AND SECURITY AGREEMENTS FOR LETTERS OF CREDIT

                               December 31, 1994


Ward Gas Services, Inc. was required to enter into a revolving credit agreement and associated $5,000,000 note with the Bank of Oklahoma for the letters of credit to be issued by the bank. The letters of credit are secured as per the schedule below. No amounts were advanced on the indebtedness itself.

                                                                                                Cash Backed
                                                                                                  Security
 L.C.'s                      Number     Executed                       Expires                   Agreement
 ------                      ------     --------                       -------                   ---------
 Enron                      *9406*      11/15/94     $  250,000      01/15/95       1/2          $ 125,000
                                                                                   Cash
 Enron                      *9376*      10/28/94        138,000      01/15/95       1/2             69,000
                                                                                   Cash

 Midcon                     *9429*      11/30/94        350,000      02/15/95       1/2            175,000
                                                                                   Cash

 Railroad Comm (Tex)        *8552*      07/26/93         25,000      09/30/95      100%             25,000
 State of Okla (BOK)        *7560*      02/03/95      1,046,000      06/30/95       1/2            523,000
                                                                                   Cash          ---------


                                                     $1,809,000                                  $ 917,000
                                                     ==========                                  =========


 Ward Gas Services, Inc.
 Cash Account #70090092 - Balance at 12/31/94                                                    $ 923,123
                                                                                                 =========




                        January Additions as of 1/25/95

                                                                                                Cash Backed
                                                                                                  Security
 L.C.'s                      Number     Executed                       Expires                   Agreement
 ------                      ------     --------                       -------                   ---------
 Enron                      *9548*      01/25/95      $ 125,000      02/15/95       1/2         $   62,500
                                                                                   Cash

 Aurora                     *9553*      01/27/95        344,000      04/15/95       1/2            172,000
                                                      ---------                    Cash         ----------

                                                      $ 469,000                                 $  234,500
                                                      =========                                 ==========

                                  ATTACHMENT B


                               WARD GAS SERVICES

                         SUMMARY OF INSURANCE COVERAGE

                                    12/31/94



First named insured is Ward Petroleum Corporation.

Ward Gas Services is also a named insured under these policies:

                 Type of Policy:               Policy Number:                Insurance Company:           Effective Dates:
                 --------------                -------------                 -----------------            ---------------
                 General Liability             CGL5609024                    Gulf Insurance               4/01/94-4/01/95

                 Workers' Compensation         WC5567943                     Gulf Insurance               4/01/94-4/01/95
                 Monthly reporting

                 Commercial Auto -             BA5583540                     Gulf Insurance               4/01/94-4/01/95
                          No scheduled
                          vehicles $1M
                          liability -
                          hired and
                          non-owned
                          only

                 Umbrella                      OUL017919                     RLI                          4/01/94-4/01/95


                 Package - Crime               CLP7657112                    Select                       4/01/94-4/01/95
                    coverage only

                 Property - contents           CLP7661365                    Gulf Insurance               5/30/94-5/30/95
                  only - $75,000
                 (Tulsa
                  office)

                            CERTIFICATE OF INSURANCE


                        Ward Gas Services, a Partnership




COVERAGE:

General Liability                                                                            General Aggregate $4,000,000

         Commercial General Liability                                                    Products-Comp/Op Agg. $4,000,000
                                                                                      Personal and Adv. Injury $1,000,000
                                                                                               Each Occurrence $1,000,000
                                                                                       Fire Damage (any one fire) $50,000
                                                                                     Med. Expense (Any one person) $5,000




Automobile Liability

         Non-Owned Autos                                                                 Combined Single Limit $1,000,000




Workers Compensation                                                                               Each Accident $500,000
       and                                                                                Disease - Policy Limit $500,000
Employer's Liability                                                                     Disease - Each Employee $500,000





         (Copy of Certificate on file with ONEOK Gas Marketing Company)

                            DISCLOSURE SCHEDULE III


Item F.      Liabilities

             None

Item G.      Changes in Financial Condition

             From time to time, the price of natural gas has substantially decreased, the effect of which may be a material or adverse change in the business of Comanche and the value of its assets. Comanche is a corporation governed by Subchapter S of the Internal Revenue Code, and as such, Comanche has distributed to its shareholder on a regular basis amounts as reflected in Comanche's tax returns previously provided to ONEOK for years prior to 1994 and has distributed or will distribute approximately $1,150,000 for 1994 and 1995.

Item H.      Material Contracts and Commitments

              I. Agreement dated November 17, 1992, but effective February 1, 1992, by and between Ward Services (then Ward Gas Marketing, Inc.) and Comanche (the "Ward-Comanche Agreement").

             II. Letter Agreement dated October 14, 1992, among Ward Services (then Ward Gas Marketing, Inc.), ONEOK Marketing, James C. Walters, Comanche and Comanche Gas Gathering, Inc.

Item N.      Title to and Condition of Properties

             None

                          SHELF REGISTRATION AGREEMENT

                                  by and among


                                   ONEOK INC.

                           WARD PETROLEUM CORPORATION

                                      and

           JAMES CHRISTOPHER WALTERS, JR. AND LAVONNE DIANE WALTERS,
                 TRUSTEES OF THE JAMES CHRISTOPHER WALTERS, JR.
                           TRUST DATED AUGUST 3, 1983



        _______________________________________________________________

                         Dated as of February   , 1995

        _______________________________________________________________

                          SHELF REGISTRATION AGREEMENT


         This Shelf Registration Agreement (this "Agreement") is made and entered into this ___ day of February, 1995, by and among ONEOK INC., a Delaware corporation (the "Company"), WARD PETROLEUM CORPORATION, an Oklahoma corporation ("Ward"), and JAMES CHRISTOPHER WALTERS, JR. AND LaVONNE DIANE WALTERS, TRUSTEES OF THE JAMES CHRISTOPHER WALTERS, JR. TRUST DATED AUGUST 3, 1983 (the "Walters Trust"). Ward and the Walters Trust are sometimes referred to herein individually as a "holder" and collectively as the "holders."

                                    RECITALS

         This Agreement is being entered pursuant to the provisions of Section VII.B.4 of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of February __, 1995, by and among the Company, Ward, ONEOK Gas Marketing Company, a Delaware corporation, Ward Gas Services, Inc., an Oklahoma corporation, Comanche Gas Marketing Company an Oklahoma corporation, and the Walters Trust.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements set forth in the Merger Agreement and herein, and intending to be legally bound, the parties hereto do hereby agree as follows:

Section 1.  Definitions.

         Except as otherwise defined herein, capitalized terms used herein shall have their respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

         Company:  See the introductory paragraph to this Agreement.

         Effectiveness Period:  See Section 3(a) hereof.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         holder or holders:  See the introductory paragraph to this Agreement.

         Losses:  See Section 6 hereof.

         Other Securities: See the definition of "Registrable Securities" below.

         Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

         Preliminary Prospectus: Any preliminary prospectus that may be included in any Registration Statement.

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Registrable Securities: All Shares issued to Ward and the Walters Trust pursuant to the Merger Agreement, until (i) a Registration Statement covering the Shares has been declared effective by the SEC and such Shares have been disposed of by the holders thereof in accordance with such effective Registration Statement, (ii) such Shares are sold in compliance with Rule 144, or (iii) such Shares cease to be outstanding. If, as a result of any reclassification, stock split, stock dividend, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "Other Securities") are issued or transferred to a holder in respect of Registrable Securities held by such holder, references in the preceding sentence to Shares shall be deemed to include appropriate references to such Other Securities.

         Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such registration statement (including post-effective amendments), all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Regulations: The General Rules and Regulations of the SEC under the Securities Act.

         Rule 144: Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         SEC:  The Securities and Exchange Commission.

         Securities Act:  The Securities Act of 1933, as amended.

         Shares: Shares of the Common Stock of the Company issued to Ward and the Walters Trust pursuant to the Merger Agreement

         Shelf Registration:  See Section 3(a) hereof.

Section 2.  Required Registration Under Merger Agreement.

         The Company will register the Registrable Securities upon the terms, and subject to the limitations and conditions, hereinafter set forth.

Section 3.  Shelf Registration.

         (a) Shelf Registration. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made by the holders on a continuous basis under the Regulations covering all of the Registrable Securities (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them. The Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act within 60 days after the date hereof and to keep the Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the date the Shelf Registration is declared effective (subject to extension pursuant to clause (iii) of Section 7(b) hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration, or (ii) in the opinion of counsel to the Company, which opinion shall be satisfactory in form, scope and substance to each holder affected thereby, registration of the Registrable Securities is (A) no longer required under the Securities Act and (B) the holder may sell all remaining Registrable Securities in the open market without limitations as to volume and without being required to file any forms or reports with the SEC under the Securities Act or the Regulations.

         (b) Suspension of Effectiveness. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Shares registered thereunder), the Company shall use every reasonable effort to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 45 days after such cessation of effectiveness, amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof.

         (c) Supplements and Amendments. The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act or the Regulations, or if reasonably requested by the holders of a majority of the Registrable Securities covered by such Registration Statement.

Section 4.  Registration Procedures.

         In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition by the holders thereof, and pursuant thereto the Company shall:

         (a) Prepare and file with the SEC, as soon as practicable after the date hereof, a Registration Statement and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the holders of the Registrable Securities covered by such Registration Statement a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

         (b) Subject to Section 4(a) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) of the Regulations; and (iii) comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or by such Prospectus as so supplemented.

         (c) Notify the selling holders of Registrable Securities promptly, and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (iv) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents; and (v) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a

Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sales in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

         (e) Furnish to each selling holder of Registrable Securities who so requests, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (f) Deliver to each selling holder of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses (including each form of Preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated or deemed to be incorporated by reference therein as such Persons may reasonably request; and, subject to clauses (iii) and (iv) of Section 7(b) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto.

         (g) Use its reasonable best efforts to (i) register or qualify, and to cooperate with the selling holders of Registrable Securities and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling holder reasonably requests in writing; (ii) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or
(C) subject itself to taxation in any such jurisdiction.

         (h) Cooperate with the selling holders of Registrable Securities to (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with Depository Trust Corporation; and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the holders may reasonably request.

         (i) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

         (j) Upon the occurrence of any event contemplated by clause (iv) or (v) of Section 4(c) above, as promptly as practicable prepare and (subject to Section 4(a) above) file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (k) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on the New York Stock Exchange and each other securities exchange, if any, on which similar securities issued by the Company are then listed.

         (l) Make available for inspection by any selling holder of such Registrable Securities being sold and any attorney, accountant or other agent retained by any such selling holder (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; or (iii) the information in such Records has been made generally available to the public. Each selling holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. Each selling holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (m) Comply with all applicable rules and regulations of the SEC and make generally available to security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (n) Cooperate with each holder selling Registrable Securities covered by any Registration Statement and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

         (o) As soon as reasonably possible following receipt of a notice from a holder of Registrable Securities pursuant to clause (iv) of Section 7(b) below, either (i) confirm in writing or orally followed by written confirmation that the proposed disposition by such holder may be made pursuant to the then applicable Prospectus together with such amendments or supplements thereto as have been previously delivered to such holder, or (ii) give such holder the notice required pursuant to Section 4(c) above and proceed otherwise to take such actions as required under this Section 4 so that the respective holder's proposed disposition of Registrable Securities may be effected as promptly as practicable.


         (p) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

Section 5.  Registration Expenses.

         All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Shelf Registration is filed or becomes effective, including, without limitation, any registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and the selling holders, and expenses of any special audits incidental to or required by such registration, except that each selling holder shall pay all broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such selling holder's account.

Section 6.  Indemnification.

         (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, the respective officers, directors and agents and employees of each of them, each Person who controls each such holder and the officers, directors, agents and employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorneys' fees and disbursements) and expenses, including, without limitation, any amounts paid in respect of any settlements, subject to written consent as provided in Section 6(c) below (collectively, "Losses"), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplements thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or in any amendments or supplements thereto or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such indemnified Person expressly for use therein.

         (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus, and shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Person who controls the Company and the directors, officers, agents or employees of each, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be, or be claimed by the Company to be, greater in amount than the dollar amount of the proceeds actually received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified Person"), such indemnified Person shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action or proceeding, including, without limitation, any governmental investigation (collectively "Proceedings" and individually a "Proceeding") with respect to which such indemnified Person seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability unless the indemnifying party was not otherwise aware of such Proceeding and was materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to any indemnified Person promptly after the receipt of written notice from such indemnified Person of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified Person and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided, however, that an indemnified Person or Persons (if more than one such indemnified Person is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified Person or Persons unless: (i) the indemnifying parties agree to pay such fees and expenses; or (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified Person or Persons; or (iii) the indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or an affiliate of the indemnifying party and such indemnified Person or Persons in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified Person or Persons different from or in addition to those available to the indemnifying party or such affiliate, in which case, if such indemnified Person or Persons notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and
such counsel shall be at the expense of the indemnifying parties.   No
indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified Person from and against any loss or liability by reason of such settlement.

         (d)     Contribution.  If the indemnification provided for in this
Section 6 is unavailable to an indemnified Person or is sufficient to hold such indemnified Person harmless from any Losses in respect to which this Section 6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified Person, shall have an obligation to contribute to the amount paid or payable by such indemnified Person as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified Person, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified Person, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified Person, and the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 6(a) or 6(b) were available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public (net of any commissions and expenses) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay or had paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Remedies Cumulative. The indemnity, contribution and expense reimbursement obligations under this Section 6 shall be in addition to any liability each indemnifying party may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified Person.

Section 7.  Agreements and Covenants.

         (a) Company Agreements and Covenants. The Company covenants and agrees with each holder of Registrable Securities that:

                 (i) When the Registration Statement becomes effective, and at all times subsequent thereto, and during such longer period as the Prospectus may be required to be delivered in connection with sales of the Registrable Securities by the holder, or by a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented ) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact (except such information which is omitted from the Registration Statement pursuant to Rule 430A of the Regulations) required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; each Preliminary Prospectus, as of the date filed with the SEC, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made in this clause (i) of Section 7(a) hereof with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company pursuant to clause (ii) of Section 7(b) hereof. Each of the documents filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                 (ii) The Company shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to any holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all of the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and, in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

                 (iii) The Company shall take such actions as any holder of Registrable Securities may reasonably request to enable such holder to sell or otherwise transfer some or all of such holder's Registrable Securities pursuant to and in compliance with all of the terms and conditions of Rule 144 or Rule 144A of the Regulations.

         (b) Holder Agreements and Covenants. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that:

                 (i) Neither any holder nor any of the holders' affiliates (as defined in the Regulations) will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

                 (ii) Each holder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be so furnished will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (iii) Upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (ii), (iii),
         (iv) or (v) of Section 4(c) above, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
         Section 4(j) above, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any notice referred to in the prior sentence, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (A) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) above or (B) the Advice.

                 (iv) Prior to any disposition of Registrable Securities by the holder thereof during the Effectiveness Period, such holder shall give written notice of such intended disposition to the Company, including the anticipated date thereof, and such holder shall not effect such disposition until he or it shall have received from the Company either (A) copies of a supplemented or amended Prospectus contemplated in Section 4(j) above, or (B) the Advice and copies of any amendments or supplements to the then in use Prospectus in accordance with clause (iii) of this Section 7(b).

Section 8.  Survival of Representations and Agreements.

         All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants, and agreements, including, without limitation, the indemnity and contribution agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any holder, or any Person which is entitled to be indemnified under Section 6 hereof, and shall survive termination of this Agreement.

Section 9.  Miscellaneous.

         (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Merger Agreement or granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or such holder, as the case may be, of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company or such holder, as the case may be, shall waive the defense that a remedy at law would be adequate.

         (b) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, nor shall any waiver or consent to depart from the provisions hereof be effective, without the express written consent of each party hereto. No failure or delay on the part of the Company or any holder of Registrable Securities in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       if to the Company, to:                     ONEOK Inc.
                                                  P. O. Box 871
                                                  Tulsa, Oklahoma  74102-0871
                                                  Attention:  President

       if to Ward:                                Ward Petroleum Corporation
                                                  502 South Fillmore
                                                  Enid, Oklahoma  73703
                                                  Attention:  Richard R. Tozzi

       if to the Walters Trust, to:               c/o James C. Walters
                                                  4214 E. 97th Street
                                                  Tulsa, Oklahoma  74137

         (d) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, "reasonable best efforts" shall mean the lawful efforts that a prudent business person desirous of achieving a result would use under similar circumstances to attempt to achieve such result as expeditiously as is reasonably practicable.

         (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

         (f) Entire Agreement; No Third Party Beneficiaries. Except for the Merger Agreement, this Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as contemplated by Section 6 hereof, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma, without regard to principles of conflicts of law.

         (h) Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights of any party hereto.

         (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns.

         (j) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                           ONEOK INC.


                                           By:
                                           Name: ______________________________
                                           Title: _____________________________


                                           WARD PETROLEUM CORPORATION


                                           By:
                                           Name: ______________________________
                                           Title: _____________________________




                                           ____________________________________

                                           ____________________________________
                                           James Christopher Walters, Jr. and
                                           LaVonne Diane Walters, Trustees of
                                           the James Christopher Walters, Jr.
                                           Trust Dated August 3, 1983

                                   EXHIBIT B

                              EMPLOYMENT AGREEMENT



         This Agreement is made and entered into this ___ day of February, 1995, by and between ONEOK Gas Marketing Company, a Delaware corporation (hereinafter referred to as the "Company"), and James C. Walters, an individual currently residing in Tulsa, Oklahoma (who is referred to as "Employee"); the Company and Employee may sometimes be referred to herein individually as the "Party" and jointly as the "Parties."

         For and in consideration of the premises and the terms, covenants, and promises and conditions herein contained, the Parties hereto mutually covenant and agree as follows:

         1. Duties. For the Term of Services (as hereinafter defined) Employee will devote all of his time and attention and give his best efforts and skill to the business and interest of the Company and its subsidiaries and affiliates. Employee shall in all respects do his utmost to further enhance and develop the best interests and welfare of the Company and its subsidiaries and affiliates. Employee is hereby employed as President of the Company to perform such duties as are usually considered to be within the scope of the position for which he is employed and the Company hereby grants to employee the usual authority commensurate with such position that he may hold from time to time, as such authority shall be modified by the Company. Employee shall be provided with office facilities, equipment and services deemed by the Company suitable to his position and adequate for the performance of his duties. Employee shall work for the Company in the Company's Tulsa, Oklahoma office.

         2. Term of Services. Unless sooner terminated under other provisions of this Agreement, the "Term of Services" as used herein shall mean the period commencing on the date of this Agreement and continuing through December 31, 1999, and from year to year thereafter unless terminated by either party hereunder by written notice given to the other party at least thirty (30) days prior to the end of the initial period or any annual extension thereof.

         3. Compensation and Benefits. For and in consideration of the performance by Employee of the services, terms, conditions, covenants and promises herein recited effective from January 1, 1995, the Company agrees and promises to pay to Employee at the times and in the manner herein stated, the following:

         a. As the principal consideration for the services to be performed by Employee hereunder, Employee shall receive, as annual salary, the sum of Two Hundred Fourteen Thousand and No/100 Dollars ($214,000.00) per year, payable semi-monthly as same shall accrue, or at such more frequent intervals as the Company and Employee may

                                   EXHIBIT B

hereafter from time to time agree. Employee's salary may be increased during the term hereof pursuant to, and the Employee will be included within, the Company's policies and procedures regarding salary increases. Provided, that the first payment shall be made at the next semi-monthly payment date after the beginning of the Term of Services for all amounts accrued to such date.

         b. In addition to the above, the Company agrees to provide Employee with the following benefits in accordance with terms and conditions of plans relating to such benefits:

                 (1) Inclusion of Employee in the Company's regular medical and dental health insurance and long term disability plans;

                 (2) Group life, accidental death and travel accident insurance benefits in an amount provided for in the policies;

                 (3) Inclusion of Employee in any present pension, thrift, and employee stock ownership plans (including executive stock performance plans), if any; and

                 (4) An automobile allowance of $600.00 per month until expiration of the lease on the vehicle presently used by Employee for business purposes and thereafter Employee shall be provided a vehicle in accordance with the Company's policy in respect thereto; and

         c. Upon submission of expense account reports and supporting documents as required by the Internal Revenue Service, Employee shall be reimbursed for all reasonable travel, automobile, entertainment and other reasonable and necessary expenses incurred by Employee in the performance of his duties and services hereunder; and

         d.      Employee shall be entitled to annual paid vacations of three
(3) weeks. Employee shall also be entitled to participate in the sick pay plan of the Company.

         4. Key Man Life-Insurance. At any time during the term of this Agreement, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Company shall be required to pay all premiums due on such policies. The Employee shall cooperate with the Company in taking out the insurance by submitting to physical examination, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee, however, shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

                                   EXHIBIT B


         5. General Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, Employee does hereby covenant, agree and promise as follows:

         a. That he will not actively engage, as an employee, officer consultant, agent, representative, partner, owner or co-owner, in any other business in competition with the Company, except at the direction, or with the approval of the Company and that he will comply with the Company's Conflict of Interest policy, except that the Company acknowledges and approves the interests owned by Employee as listed on Exhibit A, attached hereto.

         b. That he will truthfully and accurately make, maintain and preserve all records and reports that the Company may, from time to time, request or require and will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which he may have custody and will pay over and deliver same promptly whenever and however he may be directed to do so.

         c. That he will willingly obey all rules, regulations and special instructions applicable to him (including, but not limited to, drug testing and physical examination) and will be loyal and faithful at all times, constantly endeavoring to improve his ability and knowledge of the business in an effort to increase the value of his services for the mutual benefit of the Parties hereto.

         d. That he will make available to the Company any and all of the information of which he has knowledge, and will make all suggestions and recommendations which he feels will be of mutual benefit to the parties hereto.

         6.      Special Covenants of Employee.

         a. Covenant Not to Compete. Except for the interests listed on Exhibit A hereto, so long as Employee is an employee of the Company, he will not undertake, directly or indirectly, to plan, organize, promote or participate in any business activity which is competitive with the business activities performed or carried on by the Company, or any corporate or other entity with which the Company may be affiliated, or otherwise adverse to the business of the Company or any such affiliated entity, whether alone, in partnership, or as an officer, director, employee, agent, shareholder (other than an interest of less than five percent in a public company), consultant, advisor, manager, joint venturer or otherwise of any firm, organization or other corporate or legal entity.

         b. Covenant of Non-Solicitation and Non-Interference. For a period of one (1) year following the termination of Employee's services hereunder as an employee, and, notwithstanding the manner,

                                   EXHIBIT B

time or cause of such termination, Employee shall not directly or indirectly, employ or associate with, or attempt to employ or associate with, any personnel who were in the employ of the Company or agent associated with the Company, at the time of Employee's termination.

         c.      Covenant of Non-Disclosure.

         (1) Employee acknowledges that in the course of his employment hereunder as an employee he will become acquainted with confidential information belonging to the Company including without limitation, information relating to persons, firms and corporations doing business with the Company and information relating to the business of the Company. Accordingly, Employee expressly covenants and agrees to treat, as confidential, any information obtained or developed concerning the customers, accounts, business techniques, methods, systems, books, plans, marketing or sales techniques or programs, procedures or policies of the Company. Employee further agrees that he will not at any time while he is employed by the Company or thereafter, without the prior express written consent of the Company's Chairman of the Board in each instance, disclose or divulge any such information in whole or in part to any person, partnership, corporation or other entity, for any reason or purpose whatsoever, or otherwise use any such information in any way or in any capacity other than as an employee of the Company in furtherance of the interests of the Company.

         (2) Employee recognizes that the disclosure of confidential information by Employee as an employee may give rise to irreparable injury to the Company, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Employee of the provision of this paragraph, the Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the confidential information defined hereinabove or from rendering any services to any person, firm, corporation, association or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

         d. Restrictive Covenant. If the employment of Employee is terminated for cause, for a period of two years after such termination, the Employee shall not, within Tulsa County and any adjacent counties, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time this Agreement terminates other than the interests listed on Exhibit A hereto and any ownership interest of less than five percent in a public company. Further, Employee shall not

                                   EXHIBIT B

within one year from the date of such termination in any way, directly or indirectly, for himself or in behalf of or in conjunction with another or others solicit, divert, or attempt to take away any customers or suppliers of gas of the Company existing at the time of such termination. In the event of the Employee's actual or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

         e. Survival of Covenants. The undertakings contained in this section shall survive the termination or cancellation of this Agreement or of Employee's employment as an employee of the Company.

         7. Termination of Employee as an employee of the Company. The Company shall have the right to terminate the employment of Employee effective immediately without notice for "cause." For the purposes hereof, the following shall constitute "cause" to-wit:

         a. The Company determines, in its sole discretion, that Employee has failed to devote his full time and attention or to diligently perform any of the duties and services to be performed by him under this Agreement; or

         b.      Employee violates any material provision of this Agreement; or

         c. The Board of Directors, acting reasonably, shall determine that Employee, by willful misconduct or negligent inattention to the business welfare of the Company, has materially injured the business of the Company or any of its affiliates; or

         d. Employee is convicted of any offense punishable by the laws of the United States of America, or any State or subdivision thereof, as a felony or other crime involving moral turpitude or immoral conduct, regardless of whether the same shall be punishable as a felony or not; or

         e. Employee engages in any activity which competes in any way, directly or indirectly, with the business of the Company or any entity with which the Company is affiliated or otherwise which shall violate any of the provisions of Section 5(a) and Section 6 above; or

         f. Except when reasonably necessary and in the ordinary course of the regular business of the Company, Employee discloses to any person, partnership, corporation or other entity, not expressly authorized by the Chairman of the Board in writing to receive such disclosure, any contracts, customer or customer lists,

                                   EXHIBIT B

business techniques, methods, systems, financial books, plans, procedures or policies, or other proprietary documents or information acquired in the course of his employment by the Company; or

         g. Employee fails to return, upon written request of the Board, any contracts, customer lists, books, plans, procedures or policy manuals, data or other proprietary documents or information as may have come into his possession as a result of his employment with the Company or which may have been prepared or disseminated by the Company or any corporate or other entity with which the Company is affiliated in the first instance, or otherwise developed, prepared and compiled by or for the benefit of Employee in the performance of his duties pursuant to the terms of this Agreement; or

         h. Employee becomes mentally or physically incapacitated and as a result is unable to perform the services, duties and obligations as he is required to perform under this Agreement on a full time basis and commences receiving sick pay benefits from the Company, such sick pay and any long term disability benefits of the Company to survive the termination of this Agreement; or

         i.      Upon the death of Employee.

In the event of termination hereunder, Employee shall be paid his regular compensation up to the date of termination only.

         8.      General.

         a. Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the Parties to this Agreement.

         b. The terms and provisions of this Agreement shall inure to, extend to and be for the benefit of the heirs, assigns, successors and legal representatives of the respective Parties.

         c. This Agreement constitutes the entire agreement between the Parties respecting the services of Employee, and there are no representations, warranties or commitments except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the Parties hereto.

         d. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an executive officer of the Company or to Employee, as the case may be.

         e. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the City of Tulsa in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award

                                   EXHIBIT B

rendered may be entered and enforced in any court of competent jurisdiction.

         f. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Oklahoma.

         g. If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

         h. The parties do hereby stipulate and agree that the relationship created by this Agreement between the Company and Employee is strictly that of an employer and employee, and nothing more. Nothing herein contained shall be construed to create the relationship of partners, joint venturers or otherwise between the Company and Employee or between any other employees of the Company and Employee.

         i. This Agreement is personal to each of the Parties hereto, and, except as herein otherwise provided, neither Party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other Party.

                                                   ONEOK Gas Marketing Company




                                                   By___________________________
                                                      President

                                                             "COMPANY"





                                                   _____________________________
                                                      James C. Walters

                                                             "EMPLOYEE"

                                   EXHIBIT B

                                   EXHIBIT A

             To Employment Agreement Effective ______________, 1995
                      Between ONEOK Gas Marketing Company
                                      and
                                James C. Walters


         The interests of James C. Walters (the "Employee") in the following entities shall not violate the prohibitions contained in the Employment
Agreement:

                 Calika Limited Partnership
                 Kotzer Well South Texas
                 Questa Energy 8 Wells East Coast
                 Sanguine Gathering System 2 Wells, Kephart & Kincaid
                 Ward Groendyke Ranch Gathering System
                 Patriot Minerals, L.L.C.
                 Gale Force Compression Services
                 Alexander 1-24 Beckham County, Oklahoma
                 Claremont Exploration East Wellston Prospect, Lincoln County,
                      Oklahoma
                 Comanche Gas Gathering Company

                                   EXHIBIT C

                              EMPLOYMENT AGREEMENT



         This Agreement is made and entered into this ___ day of February, 1995, by and between ONEOK Gas Marketing Company, a Delaware corporation (hereinafter referred to as the "Company"), and Donald T. Jacobsen, an individual currently residing in Tulsa, Oklahoma (who is referred to as "Employee"); the Company and Employee may sometimes be referred to herein individually as the "Party" and jointly as the "Parties."

         For and in consideration of the premises and the terms, covenants, and promises and conditions herein contained, the Parties hereto mutually covenant and agree as follows:

         1. Duties. For the Term of Services (as hereinafter defined) Employee will devote all of his time and attention and give his best efforts and skill to the business and interest of the Company and its subsidiaries and affiliates. Employee shall in all respects do his utmost to further enhance and develop the best interests and welfare of the Company and its subsidiaries and affiliates. Employee is hereby employed as a Vice President of the Company to perform such duties as are usually considered to be within the scope of the position for which he is employed and the Company hereby grants to employee the usual authority commensurate with such position that he may hold from time to time, as such authority shall be modified by the Company. Employee shall be provided with office facilities, equipment and services deemed by the Company suitable to his position and adequate for the performance of his duties. Employee shall work for the Company in the Company's Tulsa, Oklahoma office.

         2. Term of Services. Unless sooner terminated under other provisions of this Agreement, the "Term of Services" as used herein shall mean the period commencing on the date of this Agreement and continuing through December 31, 1999, and from year to year thereafter unless terminated by either party hereunder by written notice given to the other party at least thirty (30) days prior to the end of the initial period or any annual extension thereof.

         3. Compensation and Benefits. For and in consideration of the performance by Employee of the services, terms, conditions, covenants and promises herein recited effective from January 1, 1995, the Company agrees and promises to pay to Employee at the times and in the manner herein stated, the following:

         a. As the principal consideration for the services to be performed by Employee hereunder, Employee shall receive, as annual salary, the sum of One Hundred Forty Thousand and No/100 Dollars ($140,000.00) per year, payable semi-monthly as same shall accrue, or at such more frequent intervals as the Company and Employee may

                                   EXHIBIT C

hereafter from time to time agree. Employee's salary may be increased during the term hereof pursuant to, and the Employee will be included within, the Company's policies and procedures regarding salary increases. Provided, that the first payment shall be made at the next semi-monthly payment date after the beginning of the Term of Services for all amounts accrued to such date.

         b. In addition to the above, the Company agrees to provide Employee with the following benefits in accordance with terms and conditions of plans relating to such benefits:

                 (1) Inclusion of Employee in the Company's regular medical and dental health insurance and long term disability plans;

                 (2) Group life, accidental death and travel accident insurance benefits in an amount provided for in the policies;

                 (3) Inclusion of Employee in any present pension, thrift, and employee stock ownership plans (including executive stock performance plans), if any; and

                 (4) An automobile allowance of $500.00 per month until expiration of the lease on the vehicle presently used by Employee for business purposes and thereafter Employee shall be provided a vehicle in accordance with the Company's policy in respect thereto; and

         c. Upon submission of expense account reports and supporting documents as required by the Internal Revenue Service, Employee shall be reimbursed for all reasonable travel, automobile, entertainment and other reasonable and necessary expenses incurred by Employee in the performance of his duties and services hereunder; and

         d.      Employee shall be entitled to annual paid vacations of three
(3) weeks. Employee shall also be entitled to participate in the sick pay plan of the Company.

         4. Key Man Life-Insurance. At any time during the term of this Agreement, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Company shall be required to pay all premiums due on such policies. The Employee shall cooperate with the Company in taking out the insurance by submitting to physical examination, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee, however, shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

                                   EXHIBIT C

         5. General Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, Employee does hereby covenant, agree and promise as follows:

         a. That he will not actively engage, as an employee, officer consultant, agent, representative, partner, owner or co-owner, in any other business in competition with the Company, except at the direction, or with the approval of the Company and that he will comply with the Company's Conflict of Interest policy.

         b. That he will truthfully and accurately make, maintain and preserve all records and reports that the Company may, from time to time, request or require and will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which he may have custody and will pay over and deliver same promptly whenever and however he may be directed to do so.

         c. That he will willingly obey all rules, regulations and special instructions applicable to him (including, but not limited to, drug testing and physical examination) and will be loyal and faithful at all times, constantly endeavoring to improve his ability and knowledge of the business in an effort to increase the value of his services for the mutual benefit of the Parties hereto.

         d. That he will make available to the Company any and all of the information of which he has knowledge, and will make all suggestions and recommendations which he feels will be of mutual benefit to the parties hereto.

         6.      Special Covenants of Employee.

         a. Covenant Not to Compete. So long as Employee is an employee of the Company, he will not undertake, directly or indirectly, to plan, organize, promote or participate in any business activity which is competitive with the business activities performed or carried on by the Company, or any corporate or other entity with which the Company may be affiliated, or otherwise adverse to the business of the Company or any such affiliated entity, whether alone, in partnership, or as an officer, director, employee, agent, shareholder (other than an interest of less than five percent in a public company), consultant, advisor, manager, joint venturer or otherwise of any firm, organization or other corporate or legal entity.

         b. Covenant of Non-Solicitation and Non-Interference. For a period of one (1) year following the termination of Employee's services hereunder as an employee, and, notwithstanding the manner, time or cause of such termination, Employee shall not directly or indirectly, employ or associate with, or attempt to employ or associate with, any personnel who were in the employ of the Company

                                   EXHIBIT C

or agent associated with the Company, at the time of Employee's termination.

         c.      Covenant of Non-Disclosure.

         (1) Employee acknowledges that in the course of his employment hereunder as an employee he will become acquainted with confidential information belonging to the Company including without limitation, information relating to persons, firms and corporations doing business with the Company and information relating to the business of the Company. Accordingly, Employee expressly covenants and agrees to treat, as confidential, any information obtained or developed concerning the customers, accounts, business techniques, methods, systems, books, plans, marketing or sales techniques or programs, procedures or policies of the Company. Employee further agrees that he will not at any time while he is employed by the Company or thereafter, without the prior express written consent of the Company's Chairman of the Board in each instance, disclose or divulge any such information in whole or in part to any person, partnership, corporation or other entity, for any reason or purpose whatsoever, or otherwise use any such information in any way or in any capacity other than as an employee of the Company in furtherance of the interests of the Company.

         (2) Employee recognizes that the disclosure of confidential information by Employee as an employee may give rise to irreparable injury to the Company, which may not be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Employee of the provision of this paragraph, the Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, the confidential information defined hereinabove or from rendering any services to any person, firm, corporation, association or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

         d. Restrictive Covenant. If the employment of Employee is terminated for cause, for a period of two years after such termination, the Employee shall not, within Tulsa County or any adjacent counties, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time this Agreement terminates other than any ownership interest of less than five percent in a public company. Further, Employee shall not within one year from the date of such termination in any way, directly or indirectly, for himself or in behalf of or in conjunction with another or others solicit, divert, or attempt to take away any customers or suppliers of gas of the

                                   EXHIBIT C

Company existing at the time of such termination. In the event of the Employee's actual or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.

         e. Survival of Covenants. The undertakings contained in this section shall survive the termination or cancellation of this Agreement or of Employee's employment as an employee of the Company.

         7. Termination of Employee as an employee of the Company. The Company shall have the right to terminate the employment of Employee effective immediately without notice for "cause." For the purposes hereof, the following shall constitute "cause" to-wit:

         a. The Company determines, in its sole discretion, that Employee has failed to devote his full time and attention or to diligently perform any of the duties and services to be performed by him under this Agreement; or

         b.      Employee violates any material provision of this Agreement; or

         c. The Board of Directors, acting reasonably, shall determine that Employee, by willful misconduct or negligent inattention to the business welfare of the Company, has materially injured the business of the Company or any of its affiliates; or

         d. Employee is convicted of any offense punishable by the laws of the United States of America, or any State or subdivision thereof, as a felony or other crime involving moral turpitude or immoral conduct, regardless of whether the same shall be punishable as a felony or not; or

         e. Employee engages in any activity which competes in any way, directly or indirectly, with the business of the Company or any entity with which the Company is affiliated or otherwise which shall violate any of the provisions of Section 5(a) and Section 6 above; or

         f. Except when reasonably necessary and in the ordinary course of the regular business of the Company, Employee discloses to any person, partnership, corporation or other entity, not expressly authorized by the Chairman of the Board in writing to receive such disclosure, any contracts, customer or customer lists, business techniques, methods, systems, financial books, plans, procedures or policies, or other proprietary documents or information acquired in the course of his employment by the Company; or

                                   EXHIBIT C

         g. Employee fails to return, upon written request of the Board, any contracts, customer lists, books, plans, procedures or policy manuals, data or other proprietary documents or information as may have come into his possession as a result of his employment with the Company or which may have been prepared or disseminated by the Company or any corporate or other entity with which the Company is affiliated in the first instance, or otherwise developed, prepared and compiled by or for the benefit of Employee in the performance of his duties pursuant to the terms of this Agreement; or

         h. Employee becomes mentally or physically incapacitated and as a result is unable to perform the services, duties and obligations as he is required to perform under this Agreement on a full time basis and commences receiving sick pay benefits from the Company, such sick pay and any long term disability benefits of the Company to survive the termination of this Agreement; or

         i.      Upon the death of Employee.

In the event of termination hereunder, Employee shall be paid his regular compensation up to the date of termination only.

         8.      General.

         a. Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the Parties to this Agreement.

         b. The terms and provisions of this Agreement shall inure to, extend to and be for the benefit of the heirs, assigns, successors and legal representatives of the respective Parties.

         c. This Agreement constitutes the entire agreement between the Parties respecting the services of Employee, and there are no representations, warranties or commitments except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the Parties hereto.

         d. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an executive officer of the Company or to Employee, as the case may be.

         e. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the City of Tulsa in accordance with the then governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.

                                   EXHIBIT C

         f. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Oklahoma.

         g. If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

         h. The parties do hereby stipulate and agree that the relationship created by this Agreement between the Company and Employee is strictly that of an employer and employee, and nothing more. Nothing herein contained shall be construed to create the relationship of partners, joint venturers or otherwise between the Company and Employee or between any other employees of the Company and Employee.

         i. This Agreement is personal to each of the Parties hereto, and, except as herein otherwise provided, neither Party may assign or delegate any of the rights or obligations hereunder without first obtaining a written consent of the other Party.

                                                   ONEOK Gas Marketing Company




                                                   By___________________________
                                                      President

                                                             "COMPANY"





                                                   _____________________________
                                                      Donald T. Jacobsen

                                                             "EMPLOYEE"

                                   EXHIBIT D





                               February 23, 1995





Ward Petroleum Corporation
P.O. Box 1187
502 S. Fillmore
Enid, OK  73702

James Christopher Walters, Jr. and LaVonne Diane Walters,
  as Trustees of the James Christopher Walters, Jr.
  Trust dated August 3, 1983
4214 E. 97th St.
Tulsa, OK  74137

Ladies and Gentlemen:

         We have acted as counsel for ONEOK Inc., a Delaware corporation ("ONEOK") and ONEOK Gas Marketing Company, a Delaware corporation ("ONEOK Marketing") in connection with the acquisition by ONEOK of Ward Gas Services, Inc., an Oklahoma corporation ("Ward Services") and Comanche Gas Marketing Company, an Oklahoma corporation ("Comanche") through their merger with and into ONEOK's wholly-owned subsidiary, ONEOK Marketing, pursuant to a certain Agreement and Plan of Merger (the "Agreement") dated February 23, 1995, by and between ONEOK, ONEOK Marketing, Ward Services, Ward Petroleum Corporation, an Oklahoma corporation, Comanche and James Christopher Walters, Jr. and LaVonne Diane Walters, Trustees of the James Christopher Walters, Jr. Trust dated August 3, 1983. This opinion is given pursuant to Section VIII.B.2.d of the Agreement. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         We have participated in the preparation of the Agreement and the Exhibits and other documents referred to therein. We have examined the certificates of public officials, certificates of officers of ONEOK and copies, certified to our satisfaction, of corporate documents and records of ONEOK and ONEOK Marketing and other papers, and have made such other investigations as we have deemed relevant and necessary as a basis for our opinion hereafter set forth. We have relied upon such certificates of public

Ward Petroleum Corporation
James Christopher Walters, Jr. and LaVonne Diane Walters, as Trustees of the James Christopher Walters, Jr.
  Trust dated August 3, 1983
February 23, 1995
Page 2


officials and officers of ONEOK and ONEOK Marketing with respect to the accuracy of material factual matters contained therein which were not independently established. Nothing, however, has come to our attention to cause us to believe that any factual matters are untrue. In our examination of the documents referred to above, we have assumed due authorization, execution, and delivery of the Agreement by all parties thereto other than ONEOK and ONEOK Marketing, the authenticity of all other documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof.

         Based on the foregoing and upon such investigation as we deem necessary, we are of the opinion that:

         9. ONEOK is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under its laws. ONEOK is qualified, licensed, or domesticated as a foreign corporation in the State of Oklahoma.

         10. ONEOK Marketing is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under its laws. ONEOK Marketing is qualified, licensed, or domesticated as a foreign corporation in each jurisdiction where the nature of its activities or the properties owned or leased by it makes such qualification, licensing, or domestication necessary at this time.

         11. Both ONEOK and ONEOK Marketing have all requisite legal and corporate power to enter into the Agreement and to carry out and perform their respective obligations under the terms of the Agreement. Neither the certificates of incorporation nor bylaws of ONEOK and ONEOK Marketing, nor to our knowledge, any other instrument to which ONEOK and ONEOK Marketing are parties, or by which either is bound, nor any court order or any governmental law, rule or regulation, will be violated by ONEOK's or ONEOK Marketing's execution and consummation of the Agreement.

         12. To our knowledge, neither ONEOK nor ONEOK Marketing is subject to any order, judgment or decree, or the subject of any litigation, claim or proceeding, pending or threatened, or any other restriction of any kind or character, which would affect its ability to carry out the transactions contemplated by the Agreement.

Ward Petroleum Corporation
James Christopher Walters, Jr. and LaVonne Diane Walters, as Trustees of the James Christopher Walters, Jr.
  Trust dated August 3, 1983
February 23, 1995
Page 3



         13. All corporate action on the part of ONEOK and ONEOK Marketing, their directors, and stockholders necessary for the transactions contemplated by the Agreement have been taken. The Agreement is a legal, valid, and binding obligation of ONEOK and ONEOK Marketing, enforceable against each corporation in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

         14. Other than filings required under the HSR Act and the filing of Certificates of Merger with the Secretaries of State of Delaware and Oklahoma, no consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of ONEOK or ONEOK Marketing in connection with the valid execution and delivery of the Agreement or the consummation of the transactions contemplated hereby.

         15. To our knowledge, there are no actions, proceedings, or investigations pending, or any basis thereof or threat therefor, which question the validity of the Agreement or any other action taken or to be taken in connection with the transactions contemplated by the Agreement.

         16. The Common Stock delivered to Ward and the Walters Trust at the Closing is duly authorized, validly issued, fully paid, and nonassessable.

         Our opinion is limited to the laws of the State of Oklahoma, the Delaware General Corporate Law and the Federal law of the United States of America and we do not express any opinions herein concerning any other laws.

         This letter is furnished solely for your benefit in connection with the transactions referred to in the Agreement and may not be relied upon for any other purpose, and may not be furnished to, used by, circulated, quoted, or referred to by any other person

Ward Petroleum Corporation
James Christopher Walters, Jr. and LaVonne Diane Walters, as Trustees of the James Christopher Walters, Jr.
  Trust dated August 3, 1983
February 23, 1995
Page 4


without our prior written consent which may in each instance be withheld at our sole discretion.

                                          ARRINGTON KIHLE GABERINO & DUNN, INC.,
                                              A Professional Corporation




                                          By___________________________________
                                                          Donald A. Kihle
                                                          President

                        [CONNER & WINTERS LETTERHEAD]




                               February __, 1995

ONEOK Inc.
P. O. Box 871
Tulsa, Oklahoma  74102-0871

and

ONEOK Gas Marketing Company
P. O. Box 871
Tulsa, Oklahoma  74102-0871

Ladies and Gentlemen:

         We have acted as counsel for Ward Petroleum Corporation, an Oklahoma corporation ("Ward"), and Ward Gas Services, Inc., an Oklahoma corporation ("Ward Services"), a wholly-owned subsidiary of Ward, in connection with the acquisition of Ward Services and Comanche Gas Marketing Company, an Oklahoma corporation ("Comanche"), by ONEOK Inc., a Delaware corporation ("ONEOK"), by means of a merger (the "Merger") of Ward Services and Comanche with and into ONEOK Gas Marketing Company, a Delaware corporation ("ONEOK Marketing"), pursuant to that certain Agreement and Plan of Merger dated as of February __, 1995 (the "Agreement"), by and among ONEOK Marketing, ONEOK, Ward, Ward Services, Comanche and James Christopher Walters, Jr. and LaVonne Diane Walters, as Trustees of the James Christopher Walters, Jr. Trust dated August 3, 1983. This opinion is given pursuant to Section VIII.B.2.e of the Agreement. Capitalized terms used herein without definition have the respective meanings assigned thereto in the Agreement.

         In connection with this opinion, we have examined the Agreement, including all exhibits thereto. We have also examined originals or copies identified to our satisfaction as being true copies of such corporate records of Ward and Ward Services and such other documents as we consider necessary for the purposes of this opinion. We have obtained certificates and affidavits from

February _, 1995
Page 2


officers of Ward and Ward Services and from public officials as to factual matters, and have made such other investigations as we have deemed necessary as a basis for our opinions set forth below. With respect to certain matters of
fact, we have relied upon the representations of Ward in the Agreement.    We
have assumed the due authorization, execution and delivery of the Agreement by all parties thereto other than Ward and Ward Services, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all copies of documents submitted to us.

         Based upon the foregoing and the other qualifications and limitations set forth herein and upon such other matters of action and questions of law as we have deemed relevant under the circumstances, we are of the opinion that:

         1. Ward is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power to execute, deliver and perform the Agreement.

         2. Ward Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power to execute, deliver and perform the Agreement. Ward Services is duly qualified to do business as a foreign corporation and is in good standing in the following States: Arkansas, Colorado, Illinois, Indiana, Kansas, Louisiana, New Mexico, New York, Ohio, Pennsylvania, Texas, Wisconsin and Wyoming.

         3. The execution, delivery and performance of the Agreement have been duly authorized by all requisite corporate action on the part of Ward and Ward Services, respectively, and will not (i) violate the respective certificate of incorporation, as amended, or the bylaws, as amended, of either Ward or Ward Services, or, to our knowledge, any applicable order of any court or other agency of government, or any agreement or other similar instrument to which either Ward or Ward Services is a party or by which either such entity is bound, or (ii) to our knowledge, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other similar instrument.

         4. To our knowledge, neither Ward nor Ward Services is subject to any order, judgment or decree, or the subject of any litigation, claim or proceeding, pending or threatened, or any other restriction of any kind or character which questions the validity of the Agreement or which would otherwise affect the

February _, 1995
Page 3


ability of either Ward or Ward Services to carry out the transactions contemplated by the Agreement.

         5. The Agreement has been duly authorized, executed and delivered by Ward and Ward Services and constitutes a legal, valid and binding obligation of each such entity, respectively, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and by general equitable principles.

         6. Other than filings required under the HSR Act and the filing of Certificates of Merger with the Secretaries of State of the States of Delaware and Oklahoma, no action, consent or approval of, or registration or filing with, or any other action by any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance of the Agreement by Ward or Ward Services or consummation of the transactions contemplated thereby.

         7. To our knowledge, except as set forth on Disclosure Schedule II, Item J, there are no actions, proceedings or investigations pending or threatened, which, either in any case or in the aggregate, would, if adversely determined, result in any adverse effect on the business, prospects, conditions, affairs or operations of Ward Services or any of its properties or assets.

         8. The authorized capital stock of Ward Services is 50,000 shares of common stock, par value $1.00 per share. To our knowledge, (a) there are issued and outstanding 15,000 shares of such common stock, all of which are issued to Ward; and (b) there are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from Ward Services of any shares of its capital stock.

         Our opinions expressed above are limited to the laws of the State of Oklahoma and of the United States of America and we do not express any opinion concerning the laws of any other state or jurisdiction.

         These opinions are furnished solely for your benefit in connection with consummation of the transactions contemplated under the Agreement and may not be relied upon, furnished to or used, circulated, quoted or referred to by any other person or entity or for any other purpose without our prior written consent which may in each case be withheld in our sole discretion.

February _, 1995
Page 4


         As to matters where we refer to "our knowledge" of the existence of any facts, situations or instruments, such knowledge is based on our actual knowledge and on information obtained by us through public officials' certificates, specific inquiry of officers and stockholders of Ward and Ward Services, and examination of agreements, contracts and records supplied to us by public officials and representatives of Ward and Ward Services. We have not otherwise made, nor do we undertake for the purposes of the opinions set forth herein to make, any other inquiry or investigation to ascertain the existence of any other facts, situations or instruments. In the course of such inquiries and examinations, we have not become aware of any facts which would lead us to believe that further investigation would have made us unable to render any of the opinions expressed above.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This opinion represents the judgment of this firm as to the legal matters expressed herein; however, it is not a guarantee and should not be construed as such.

         The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing opinions.

                                  Conner & Winters, A Professional Corporation


                                  By:__________________________________________
                                               Robert A. Curry

TELEPHONE (918) 581-5500                                TELEPHONE (405) 236-8911
FACSIMILE (918) 581-5599                                FACSIMILE (405) 236-0011





                               February 23, 1995


ONEOK Inc.
ONEOK Gas Marketing Company
P. O. Box 871
Tulsa, Oklahoma 74102-0871

Gentlemen:

         We have acted as counsel to Comanche Gas Marketing Company, an Oklahoma corporation (the "Company") and its sole shareholder, James Christopher Walters, Jr. and LaVonne Diane Walters (the "Trustees"), as Trustees of the James Christopher Walters, Jr. Trust dated August 3, 1983 (the "Trust"), in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement") dated as of February 3, 1995, by and among ONEOK Gas Marketing Company, a Delaware corporation ("ONEOK Marketing"); ONEOK Inc., a Delaware corporation and sole shareholder of ONEOK Marketing ("ONEOK"); Ward Gas Services, Inc., an Oklahoma corporation ("Ward Services"); Ward Petroleum Corporation, an Oklahoma corporation and sole shareholder of Ward Services ("Ward"); the Company and the Trustees. This opinion is being delivered to you pursuant to Article VIII, Section B(3)(d) of the Agreement. Unless otherwise specified, the terms used herein shall have the same meaning as specified in the Agreement.

         In our capacity as such counsel, we have examined originals or copies identified to our satisfaction of the following documents: (1) the Agreement;
(2) the Certificate of Good Standing of the Company as certified by the Oklahoma Secretary of State on January 26, 1995; and (3) a Certificate dated today's date of the Trustees and the President of the Company (the "Officer's Certificate"). In addition, we have examined originals or copies otherwise identified to our satisfaction of such other records, documents and instruments as, in our judgment, are necessary to render the opinions expressed below. As to certain matters of fact, we have relied upon the Officer's Certificate and the representations of the Trust in the Agreement.

         In making our examination, we have assumed (1) the genuineness and validity of all signatures on all documents by all parties

February 23, 1995
Page 2



other than the Company or the Trustees, (2) the authenticity of all documents submitted to us as originals and conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and (3) the capacity, power and due authorization to execute, deliver and perform all documents referred to herein by the parties thereto (other than the Company and/or the Trustees) and the validity and binding effect of those documents on those persons (other than the Company and/or the Trustees).

         Based upon and subject to the foregoing and subject to the exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

         1. Comanche is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power to execute, deliver and perform the Agreement.

         2. The execution, delivery and performance of the Agreement have been duly authorized by all requisite corporate action on the part of Comanche and will not (i) violate the certificate of incorporation, as amended, or the bylaws, as amended, of Comanche, or, to our knowledge, any applicable order of any court or other agency of government, or any agreement or other similar instrument to which Comanche or the Trust is a party or by which either such entity is bound, or (ii) to our knowledge, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other similar instrument.

         3. The authorized capital stock of the Company is 25,000 shares of common stock, par value $1.00 per share. To our knowledge, (a) there are issued and outstanding 1,250 shares of such common stock, all of which are issued to the Trust; and (b) there are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         4. To our knowledge, neither Comanche nor the Trust is subject to any order, judgment or decree, or the subject of any litigation, claim or proceeding, pending or threatened or any other restriction of any kind or character which questions the validity of the Agreement or which would otherwise affect the ability of Comanche or the Trust to carry out the transactions contemplated by the Agreement.

         5. To our knowledge, there are no actions, proceedings or investigations pending or threatened which, either in any case or in the aggregate, would, if adversely determined, result in any

February 23, 1995
Page 3



adverse effect on the business, prospects, conditions, affairs or operations of the Company or the Trust or any of their respective properties or assets.

         6. The Agreement has been duly authorized, executed and delivered by Comanche and the Trust and constitutes a legal, valid and binding obligation of each such entity, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and by general equitable principles.

         7. Other than the filing of Certificates of Merger with the Secretaries of State of the States of Delaware and Oklahoma, no action, consent or approval of, or registration or filing with, or any other action by any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance of the Agreement by Comanche and the Trust or consummation of the transactions contemplated thereby.

         The opinions herein expressed are limited by and subject to the following:

         1. We are members of the bar of the State of Oklahoma only and we therefore express no opinion with respect to any matter (including, without limitation, conflict of laws and choice of law issues) which may be governed by the laws of any jurisdiction other than the State of Oklahoma, and applicable laws of the United States of America.

         2. Our opinions as to enforceability are qualified by reference to the effect upon the enforceability of the Agreement of bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors' rights or general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         3. We have made no independent investigation as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by the Company or the Trustees to us. Any opinions provided herein that are limited by the provision "to our knowledge," shall be deemed to express that we have not performed any investigation except
(a) a review of files and records of the Company or the Trust physically retained at our offices, and (b) the receipt of appropriate certificates from the appropriate authorized officers or representatives of the Company or the Trustees relating to and verifying the facts which would support the basis for our opinions.

February 23, 1995
Page 4



         4. You are advised that with respect to our opinion as to enforceability, no opinion is expressed on questions of enforceability which may arise under federal or state securities laws, anti-trust laws or ERISA.

         5. The opinions expressed herein are as of the date hereof and we undertake no obligation to update or supplement the opinions expressed herein, whether or not resulting from events or actions occurring after the date hereof.

         6. The enforceability of the Agreement under Oklahoma's version of the Uniform Fraudulent Transfer Act, other applicable fraudulent conveyance laws, the rights and discharges of sureties and guarantors, and the enforceability of waivers of rights and defenses, are included, without limitation, within the limitations of creditors' rights which we except generally from our opinion regarding enforceability.

         This opinion represents the judgment of this firm as to the legal matters expressed herein; however, it is not a guarantee and should not be construed as such.

         The opinions herein expressed are for the sole benefit of you and your legal counsel in connection with the transactions contemplated by the Agreement. This letter is provided to you solely for the purposes of complying with your request, and, without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity, other than ONEOK, ONEOK Marketing or their legal counsel.

                               Very truly yours,

                   PRAY, WALKER, JACKMAN, WILLIAMSON & MARLAR